Exhibit 10.1

DAIMLER TRUCKS RETAIL TRUST 20[__]-[_],
as Issuer,

DAIMLER RETAIL RECEIVABLES LLC,
as Depositor,

and

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Seller and as Servicer

SALE AND SERVICING AGREEMENT Dated as of [●], 20[__]

Table of Contents

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Page

SCHEDULES
Schedule A Location of Receivable Files	SA-1
Schedule B Item 1119 Parties	SB-1
Schedule C Servicing and Disclosures Items	SC-1
Schedule D Performance Certification (Servicer)	SD-1

EXHIBITS
Exhibit A Representations and Warranties as to the Receivables	A-1
Exhibit B Form of Investor Report	B-1

APPENDICES
Appendix A – Usage and Definitions	AA-1

This SALE AND SERVICING AGREEMENT, dated as of [●], 20[__] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among DAIMLER RETAIL RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and DAIMLER TRUCKS RETAIL TRUST 20[__]-[_], a Delaware statutory trust, as issuer (the “Issuer”).

WHEREAS, the Issuer desires to purchase from the Depositor a pool of Receivables arising in connection with installment sales contracts and loans secured by trucking and transportation equipment purchased or originated by the Seller in the ordinary course of its business and sold to the Depositor;

WHEREAS, the Depositor is willing to sell the Receivables to the Issuer pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Receivables pursuant to the terms hereof.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

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ARTICLE One

DEFINITIONS

Section 1.01.     Capitalized Terms; Rules of Usage. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A. Appendix A also contains rules as to usage applicable to this Agreement.

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ARTICLE Two

CONVEYANCE OF TRUST PROPERTY

Section 2.01.     Conveyance of Trust Property.

(a)            In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of authenticated Notes, in authorized denominations in an aggregate principal amount equal to the Initial Note Balance, and authenticated Certificates, the Depositor hereby irrevocably sells, transfers, assigns and otherwise conveys to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), all right, title and interest of the Depositor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under the following:

(i)       the Receivables and all amounts due and collected on or in respect of the Receivables (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.05 of this Agreement or Section 3.04 of the Receivables Purchase Agreement or the purchase of Receivables by the Servicer pursuant to Sections 3.03, 3.08 or 8.01 of this Agreement) after the Cutoff Date;

(ii)      the security interests (including in the Financed Equipment) granted by the Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Equipment;

(iii)     all proceeds from claims on any insurance policies relating to the Receivables, the related Financed Equipment or the related Obligors;

(iv)     the Receivable Files that relate to the Receivables;

(v)      the Collection Account, the Note Payment Account, the Reserve Fund and all amounts, securities, Financial Assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof;

(vi)     all rights of the Depositor, but none of the obligations, under the Receivables Purchase Agreement and the First-Tier Assignment, including the right to require the Seller to repurchase Receivables from the Issuer;

(vii)    the right to realize upon any property (including the right to receive future Net Liquidation Proceeds and Recoveries) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; and

(viii)   all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, notes, drafts, acceptances, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitutes all or part of, or is included in, the proceeds of any of the foregoing.

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(b)           The Depositor and the Issuer intend that the transfer of Trust Property contemplated by Section 2.01(a) constitute a sale of the Trust Property from the Depositor to the Issuer, conveying good title to the Trust Property free and clear of any Liens and, in the event of the filing of a bankruptcy petition by or against the Depositor under any Insolvency Law, that the Trust Property shall not be part of the Depositor’s estate. In the event, however, that any such transfer is deemed to be a pledge, the Depositor hereby grants to the Issuer a first priority security interest in all of the Depositor’s right, title and interest in, to and under such Trust Property, and all proceeds thereof, to secure the payment of the Notes and accrued interest thereon and all other amounts owing under the Basic Documents and in such event, this Agreement shall constitute a security agreement under Applicable Law.

(c)           The sales, transfers, assignments and conveyances of Trust Property made under this Section shall not constitute, and is not intended to result in, an assumption by the Issuer of any obligation of the Depositor or the Seller to the Obligors or any other Person in connection with the Receivables and the other Trust Property or any obligation of the Depositor or the Seller under any agreement, document or instrument related thereto.

Section 2.02.     Representations and Warranties of the Seller as to the Receivables. The Seller has made, in the Receivables Purchase Agreement, each of the representations and warranties as to the Receivables set forth in Exhibit A. The Issuer shall be deemed to have relied on such representations and warranties in accepting the Receivables. Such representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture. Pursuant to Section 2.01(a), the Depositor has sold, transferred, assigned and otherwise conveyed to the Issuer, as part of the Trust Property, its rights under the Receivables Purchase Agreement, including its right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement upon a breach of such representations and warranties.

The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights of the Depositor under the Receivables Purchase Agreement assigned to the Issuer under this Agreement, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement upon a breach of the representations and warranties set forth in Exhibit A, directly against the Seller as though the Issuer were a party to the Receivables Purchase Agreement and that the Issuer shall not be obligated to enforce any such right indirectly through the Depositor.

Section 2.03.     Representations and Warranties of the Depositor as to the Receivables. The Depositor makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables. The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

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(a)       Title. The Depositor has purchased the Receivables from the Seller. The Depositor intends that the transfer of the Receivables contemplated by Section 2.01 constitute a sale of the Receivables from the Depositor to the Issuer and that the beneficial interest in, and title to, the Receivables not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any Insolvency Law.

(b)       Security Interest Matters. The Depositor has caused or will cause prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under Applicable Law necessary to perfect the security interest in the Receivables granted to the Issuer under this Agreement. The security interest of the Seller in each item of Financed Equipment has been validly assigned by the Depositor to the Issuer.

(c)       Financing Statements. All financing statements filed or to be filed against the Depositor in favor of the Indenture Trustee (as assignee of the Issuer) contain a statement substantially to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee”.

(d)       No Transfer Restrictions. The Depositor has not created, incurred or suffered to exist any restriction on transferability of the Receivables except for the restrictions on transferability imposed by this Agreement. The transfer of the Receivables and the Receivable Files by the Depositor to the Issuer pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

Section 2.04.     Representations and Warranties as to Security Interests. The Depositor makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables. The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

(a)           This Agreement creates a valid and continuing “security interest” (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.

(b)           The Depositor has taken all steps necessary to perfect its security interest against the Obligor in the Financed Equipment.

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(c)            The Receivables constitute “tangible chattel paper” or, in the case of Receivables relating to Dealer Loans, “accounts”, instruments” or “payment intangibles” within the meaning of the applicable UCC.

(d)           The Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e)           All original executed copies of each loan agreement or installment sales contract that constitute or evidence those Receivables that constitute tangible chattel paper have been delivered to the Servicer, as custodian for the Issuer.

(f)            The Depositor has received a written acknowledgment from the Servicer that the Servicer is holding the loan agreements and installment sales contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Issuer.

(g)           Other than the security interest granted to the Issuer pursuant to this Agreement and the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(h)           None of the loan agreements or installment sales contracts that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any Person other than the Issuer.

Section 2.05.     Repurchase of Receivables Upon Breach.

(a)            Investigation of Breach. If an Authorized Officer of the Seller (i) has knowledge of a breach of a representation or warranty made in Exhibit A of this Agreement, (ii) receives notice from the Issuer or either Trustee of a breach of any such representation or warranty, (iii) receives a Repurchase Request from a Note Owner, a Noteholder or either Trustee for a Receivable or (iv) receives a Review Report that indicates a Test Fail for a Receivable, the Seller will investigate the related Receivable to confirm the breach and determine if the breach has a material adverse effect on the interests of the Issuer or Noteholders in such Receivable. None of the Servicer, the Issuer, either Trustee, the Administrator or the Asset Representations Reviewer will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Receivable is required to be repurchased under this Section.

(b)           Repurchase of Receivables; Payment of Purchase Price. If a breach of a representation or warranty made in Exhibit A of this Agreement has a material adverse effect on the interests of the Issuer or Noteholders in a Receivable, and if such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Seller becomes aware of, or receives written notice from the Depositor, the Servicer, either Trustee, a Note Owner or a Noteholder of, such breach, the Seller shall repurchase such Receivable from the Issuer as of the close of business on the last day of such Collection Period by paying the Purchase Amount to the Issuer on the Deposit Date related to such Collection Period.

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(c)            Sale and Assignment of Repurchased Receivable. When the Purchase Amount is included in Available Collections for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Seller, effective as of the last day of the Collection Period before the related Collection Period, all of the Issuer’s right, title and interest in the related Receivable repurchased by the Seller under this Section and all security and documents relating to such Receivable. The sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns such Receivable free and clear of any Lien, other than Permitted Liens. In connection with the sale, the Servicer may take any action necessary or advisable to evidence the sale of such Receivable, free from any Lien of the Issuer or the Indenture Trustee.

(d)           Repurchase Sole Remedy. Subject to the provisions of Section 3.17, the sole remedy of the Issuer, the Trustees, the Note Owners and the Noteholders with respect to a breach of a representation or warranty set forth in Exhibit A shall be to require the Seller to repurchase the related Receivable pursuant to this Section and Section 3.04 of the Receivables Purchase Agreement. Neither Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section or the eligibility of any Receivable for purposes of this Agreement.

Section 2.06.     Custody of Receivable Files.

(a)           To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian, on behalf of the Issuer and the Indenture Trustee, of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust Property pursuant to the Indenture with respect to each Receivable (collectively, a “Receivable File”):

(i)        the fully executed original of the Receivable;

(ii)       the original certificate of title for the related Financed Equipment (or evidence that such certificate of title has been applied for) or such other documents that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of the Seller in such Financed Equipment;

(iii)      documents evidencing the commitment of the related Obligor to maintain physical damage insurance covering the related Financed Equipment; and

(iv)      any and all other documents (including any computer file or disc or microfiche) that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, relating to the Receivable, the related Obligor or the related Financed Equipment.

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(b)           On the Closing Date, the Servicer shall deliver an Officer’s Certificate to the Issuer and the Indenture Trustee confirming that the Servicer has received, on behalf of the Issuer and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Issuer and the Indenture Trustee for the purposes set forth in this Section, including the documents referred to herein, and the Issuer and the Indenture Trustee are hereby authorized to rely on such Officer’s Certificate.

Section 2.07.     Duties of Servicer as Custodian.

(a)            Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the files of comparable trucking and transportation equipment installment sales contracts and loans that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, in accordance with its customary practices and procedures, periodic examinations of the files of all receivables owned or serviced by it, which shall include the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping as it relates to the Receivables. The Servicer shall promptly report to the Trustees any failure on its part to hold the Receivable Files and to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review of the Receivable Files by the Issuer or the Trustees, and neither the Issuer nor the Trustees shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

(b)           Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of the locations specified in Schedule A or at such other location as shall be specified to the Issuer and the Indenture Trustee by the Servicer from time to time. The Servicer may temporarily move individual Receivable Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Servicer shall make available to the Issuer and the Indenture Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivables, the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer and the Indenture Trustee shall reasonably request.

(c)            Release of Documents. As soon as practicable after receiving written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee or its agent or designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee to return any document or any delay in so doing.

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(d)           Title to Receivables. The Servicer shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Issuer. The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Issuer.

Section 2.08.     Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee. A certified copy of excerpts of authorizing resolutions of the board of directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

Section 2.09.     Indemnification by Custodian. The Servicer, in its capacity as custodian of the Receivable Files, shall indemnify and hold harmless the Issuer, the Trustees and each of their respective officers, directors, employees and agents from and against any and all Expenses that may be imposed on, incurred or asserted against the Issuer, the Trustees and each of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody of the Receivable Files by the Servicer, as custodian, including any Expenses incurred by the relevant party in connection with the enforcement of the Servicer’s indemnification or other obligations hereunder; provided, however, that the Servicer shall not be liable for any portion of any such Expenses resulting from the willful misfeasance, bad faith or negligence of either Trustee.

Section 2.10.     Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If the Servicer shall resign as Servicer under Section 6.05, or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian hereunder may be terminated by (i) the Issuer, with the consent of the Indenture Trustee, (ii) Holders of Notes evidencing not less than 25% of the Note Balance of the [Controlling Class][Notes] or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the aggregate Certificate Percentage Interests then outstanding or (iii) the Indenture Trustee, with the consent of Holders of Notes evidencing not less than 25% of the Note Balance of the [Controlling Class][Notes], in each case by notice then given in writing to the Depositor and the Servicer (with a copy to the Trustees if given by the Noteholders or the Certificateholders). As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place as the Indenture Trustee may reasonably designate or, if the Notes have been paid in full, at such place as the Owner Trustee may reasonably designate.

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ARTICLE Three

ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY

Section 3.01.     Duties of Servicer. The Servicer, acting alone or through one or more subservicers to the extent permitted hereunder, for the benefit of the Issuer, shall manage, service, administer and make collections on the Receivables with reasonable care but in no event less than the care that the Servicer exercises with respect to all comparable commercial trucking and transportation equipment installment sales contracts and loans that it services for itself or others. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by Governmental Authorities with respect to the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions, providing collection and repossession services in the event of an Obligor default, generating United States federal income tax information and performing the other duties specified herein. The Servicer shall have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee for the performance of its duties and obligations hereunder. Subject to the foregoing and to Section 3.02, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered to execute and deliver, on behalf of itself, the Depositor, the Issuer, the Trustees, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Equipment.

The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a Proceeding to enforce a Receivable pursuant to Section 3.04 or to commence or participate in a Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, including a Defaulted Receivable. If the Servicer commences or participates in such a Proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer pursuant to Section 2.01 with respect to such Receivable to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or Proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in the Servicer’s or the Issuer’s name or the name of the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders or any of them.

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The Owner Trustee, on behalf of the Issuer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Issuer or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer or the Owner Trustee in connection with ownership of the Receivables and shall make all filings and pay all fees as may be required in connection therewith during the term of this Agreement. The Servicer shall, or shall cause the Administrator to, prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder.

Section 3.02.     Delegation of Duties; Subservicers.

(a)            So long as MBFS USA, or the Indenture Trustee, as Successor Servicer, is the Servicer, the Servicer may without notice or consent delegate (i) any or all of its duties under this Agreement to any Affiliate of MBFS USA (or in the case of the Indenture Trustee as Successor Servicer, any Affiliate of the Indenture Trustee) or (ii) specific duties to sub-contractors who are in the business of performing such duties.

(b)            The Servicer may enter into subservicing or sub-contracting agreements in accordance with Section 3.02(a) with one or more subservicers for the servicing and administration of any or all of the Receivables. References in this Agreement or any subservicing or sub-contracting agreement to actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by the Servicer in servicing the Receivables shall include actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing or sub-contracting agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the related subservicer have agreed. All compensation payable to a subservicer under a subservicing or sub-contracting agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds.

(c)            Notwithstanding any subservicing or sub-contracting agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such entities or otherwise, the Servicer shall remain obligated and liable for the servicing and administering of the Receivables in accordance with this Agreement without diminution of such obligation or liability by virtue of such subservicing or sub-contracting agreements.

(d)           Any subservicing or sub-contracting agreement that may be entered into and any other transactions or servicing arrangements relating to or involving a subservicer shall be deemed to be between the subservicer and the Servicer alone, and the other parties hereto and the Administrator shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the subservicer.

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Section 3.03.     Collection of Receivable Payments; Modification of Receivables. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and otherwise act with respect to the Receivables and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto and in accordance with the standard of care required by Section 3.01. The Servicer shall allocate collections on or in respect of the Receivables between principal and interest in accordance with the Simple Interest Method and the customary servicing practices and procedures it follows with respect to all comparable trucking and transportation equipment installment sales contracts and loans that it services for itself or others. The Servicer may arrange and agree to modifications and extensions of the scheduled payments on any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable trucking and transportation equipment installment sales contracts and loans that it services for itself or others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the [Class A-4][Class B] Final Scheduled Payment Date. If the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase each Receivable affected thereby for the related Purchase Amount as of the close of business on the last day of the Collection Period that includes the 30th day after the Servicer becomes aware of such failure, by making such deposit in the manner specified in Section 3.08 on the Deposit Date immediately following such Collection Period. The Servicer may, in its discretion (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge, prepayment fees or any other fee that may be collected in the ordinary course of servicing a Receivable. In addition, in the event that any such extension of a Receivable modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable that results in a deemed exchange thereof within the meaning of Section 1001 of the Code, the Servicer shall purchase such Receivable pursuant to Section 3.08, and the Receivable created shall not be included in the Trust Property.

Section 3.04.     Realization Upon Receivables. The Servicer shall use commercially reasonable efforts on behalf of the Issuer, in accordance with the standard of care required under Section 3.01, to repossess or otherwise convert the ownership of Financed Equipment and other collateral securing a Defaulted Receivable. In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable installment sales contracts and loans secured by trucking and transportation equipment, and as are otherwise consistent with the standard of care required under Section 3.01. The Servicer shall be entitled to recover all reasonable expenses incurred by it with respect to realizing on a Defaulted Receivable, including such expenses incurred in the course of repossessing and liquidating Financed Equipment into cash proceeds. The foregoing is subject to the proviso that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Equipment unless it shall determine in its discretion that such repair or repossession shall increase the Net Liquidation Proceeds or Recoveries of the related Receivable.

Section 3.05.     Maintenance of Physical Damage Insurance Policies. The Servicer shall follow its customary standards, policies, practices and procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Equipment. Each Receivable shall provide that the failure by the Obligor to obtain and maintain the required insurance is a default thereunder. The Servicer shall not obtain force-placed insurance in respect of the Receivables.

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Section 3.06.     Maintenance of Security Interests in Financed Equipment. The Servicer shall take such steps, in accordance with the standard of care required under Section 3.01, as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment and any other collateral pledged to secure the Receivable. The Issuer hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the fact that such security interest is not perfected as a result of the relocation of Financed Equipment or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Equipment’s certificate of title (if applicable), to grant to the Issuer a first priority perfected security interest in the related Financed Equipment, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Equipment and agrees that the Servicer’s listing as the secured party on the certificate of title is solely in its capacity as agent of the Issuer. The Servicer shall not release, in whole or in part, any security interest in Financed Equipment created by the related Receivable except as permitted herein or in accordance with its customary standards, policies, practices and procedures.

Section 3.07.     Covenants of Servicer. The Servicer makes the following covenants:

(a)       Liens in Force. Except upon the payment in full of a Receivable or as otherwise contemplated by this Agreement or Applicable Law, the Servicer shall not release in whole or in part any Financed Equipment from the security interest securing the related Receivable.

(b)       No Impairment. The Servicer shall not impair in any material respect the rights of the Depositor, the Issuer, the Trustees or the Securityholders in the Receivables or, except as permitted under Section 3.03, otherwise amend or alter the terms of the Receivables if as a result of such amendment or modification or alteration, the interests of the Depositor, the Issuer, the Trustees or the Securityholders would be materially adversely affected.

(c)       Schedule of Receivables to Indenture Trustee. The Servicer shall on or before the Closing Date (and, at any time thereafter, upon the request of the Indenture Trustee) deliver to the Indenture Trustee a copy of the Schedule of Receivables, which may be delivered in electronic format.

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Section 3.08.     Purchase of Receivables Upon Breach. The Depositor, the Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of Section 3.03, 3.06 or 3.07. If such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice from the Depositor, the Seller or the Owner Trustee of, such breach, and such breach materially and adversely affects the interest of the Issuer in a Receivable, the Servicer shall purchase such Receivable from the Issuer, as of the close of business on the last day of the related Collection Period, by remitting the Purchase Amount of such Receivable to the Collection Account in the manner specified in Section 4.07 on the related Deposit Date. When the Purchase Amount is included in Available Collections for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Servicer, effective as of the last day of the Collection Period before the related Collection Period, all of the Issuer’s right, title and interest in the Receivable purchased by the Servicer under this Section and all security and documents relating to such Receivable. The sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns such Receivable free and clear of any Lien, other than Permitted Liens. On the sale, the Servicer may take any action necessary or advisable to evidence the sale of such Receivable, free from any Lien of the Issuer or the Indenture Trustee. The sole remedy of the Issuer, the Trustees and the Securityholders with respect to a breach of Section 3.03, 3.06 or 3.07 shall be to require the Servicer to purchase Receivables pursuant to this Section. Neither Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.

Section 3.09.     Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall receive the Monthly Servicing Fee for servicing the Receivables. As additional servicing compensation, the Servicer shall be entitled to receive or retain the Supplemental Servicing Fee. The Servicer shall pay all expenses incurred by it in connection with the activities under this Agreement (including the Independent accountants and any subservicer, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders), except expenses incurred in realizing upon Receivables under Section 3.04.

Section 3.10.     Investor Report.

(a)            On or before each Determination Date, the Servicer shall deliver to the Depositor, the Seller and the Trustees, an Investor Report in respect of the related Collection Period and Payment Date and all information necessary for the Trustees, as applicable, to send (or provide access to via the internet) statements to Securityholders pursuant to Section 6.06 of the Indenture and Section 5.01(b) of the Trust Agreement. The Servicer shall also specify to the Trustees, no later than the Determination Date following the last day of a Collection Period as of which the Seller shall separately identify (by account number), in a written notice to the Depositor and the Trustees, the Receivables to be repurchased by the Seller or purchased by the Servicer, as the case may be, on the related Deposit Date.

(b)           [In connection with any Benchmark Transition Event, Benchmark Replacement Date or Benchmark Replacement the Issuer shall provide the Servicer with information for inclusion in the related Investor Report regarding the Benchmark Transition Event, Benchmark Replacement Date or Benchmark Replacement (including information with respect to any Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes), and the Servicer will prepare and include the provided information in the related Investor Report.]

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Section 3.11.     Annual Statement as to Compliance; Notice of Servicer Termination Events.

(a)           The Servicer shall deliver to the Depositor, the Trustees and the Rating Agencies, within 90 days of the end of each calendar year, an Officer’s Certificate of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended December 31 (or, if applicable, such other period as shall have elapsed since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof.

(b)           The Servicer shall deliver to the Depositor and the Trustees, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer’s Certificate specifying any event which constitutes or, with the giving of notice or lapse of time, or both, would become, a Servicer Termination Event.

Section 3.12.     Annual Accountants’ Report.

(a)            The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or to the Depositor or their respective Affiliates) to deliver to the Depositor and, if required or requested, to the Trustees within 90 days of the end of each calendar year, a report with respect to the preceding 12-month period ended December 31 (or, if applicable, such other period as shall have elapsed since the Closing Date in the case of the first such report) or other report to the effect that such accountants have examined, on a test basis, evidence of the Servicer’s compliance with the covenants and conditions set forth in this Agreement. The report will express an opinion on the Servicer’s assertion that the Servicer complied in all material respects with the aforementioned covenants and conditions is fairly stated, in all material respects or the reason why such an opinion cannot be expressed. Such report shall also indicate that the firm is Independent with respect to the Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

(b)           Notwithstanding Section 3.12(a), within 90 days of the end of each calendar year, the Servicer shall deliver the report and attestation set forth in Sections 3.12(c) and (d) and the delivery of a copy of such report and attestation to the Depositor and the Trustees shall be deemed to satisfy the provisions of this Section.

(c)           As and when required pursuant to Section 3.12(b), the Servicer will deliver to the Depositor and the Trustees a report regarding the Servicer’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year (or, if applicable, such shorter period as shall have elapsed since the Closing Date in the case of the first such report), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer.

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(d)           The Servicer shall cause a firm of nationally recognized Independent public accountants to furnish to the Depositor and the Trustees, concurrently with the report delivered pursuant to Section 3.12(c), an attestation report providing its assessment of compliance with the servicing criteria covered in such report during the preceding fiscal year, including disclosure of any material instance of non-compliance, as required by Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB. Any such attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed. Such report must be available for general use and not contain restricted use language.

Section 3.13.     Access to Certain Documentation and Information Regarding Receivables. Subject to Section 2.07(b), the Servicer shall provide the Depositor and the Trustees with access to the Receivables Files in the cases where the related Trustee or the Securityholders are required by Applicable Law to have access to such documentation. Such access shall be afforded without charge but only upon reasonable request and during normal business hours which does not unreasonably interfere with the normal operations or customer or employee relations of the Servicer, at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 3.14.     Reports to the Commission. The Servicer shall, on behalf of the Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

Section 3.15.     Reports to Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as such Rating Agency may request, to the extent it is available to the Servicer, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency.

Section 3.16.     Asset Representations Review.

(a)            If a Delinquency Trigger has occurred with respect to any Collection Period, the Servicer will promptly notify the Indenture Trustee thereof and include in the related Investor Report a notice of occurrence of the Delinquency Trigger and of the rights of the Noteholders and Note Owners pursuant to Section 7.02 of the Indenture regarding Review by the Asset Representations Reviewer. The Indenture Trustee shall not be deemed to have knowledge that any Repurchase Request remained unresolved for 180 days unless a Responsible Officer of the Indenture Trustee has actual knowledge, or has received written notice, that such Repurchase Request in fact remained unresolved for 180 days. The Indenture Trustee shall be under no obligation under the Indenture or otherwise to monitor repurchase activity or to independently determine which Repurchase Requests remain unresolved after 180 days.

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(b)           Upon receipt of notice from the Indenture Trustee pursuant to Section 7.02 of the Indenture regarding the demand by the Noteholders or the Note Owners to initiate a vote on whether a Review shall be conducted by the Asset Representations Reviewer, the Servicer will include in the related Investor Report to be filed with the Form 10-D report for the Collection Period in which such demand was received (i) a statement that Noteholders and Note Owners of a sufficient percentage of the aggregate Note Balance of the Notes are requesting a full Noteholder vote on whether to direct the Asset Representations Reviewer to conduct a Review and (ii) a description of the applicable voting procedures, including the applicable voting deadline, which shall be no earlier than 150 days after the date of the filing of such Form 10-D report.

(c)           Upon receipt of the Review Notice from the Indenture Trustee pursuant to Section 7.02 of the Indenture, the Servicer shall (i) identify as “Review Assets” within the meaning of the Asset Representations Review Agreement all Receivables that are 60 days or more Delinquent (but are not Defaulted Receivables), (ii) provide to the Asset Representations Reviewer a list of such Review Assets in accordance with Section [3.01] of the Asset Representations Review Agreement, (iii) provide such other reasonable assistance to the Asset Representations Reviewer as it may reasonably request in order to facilitate the Review pursuant to the Asset Representations Review Agreement and (iv) include in the Form 10-D report for the Collection Period in which the Review Notice was received that the Noteholders and Note Owners of a majority of the Note Balance of Outstanding Notes voted to agree to a Review and a Review will be conducted.

(d)           Upon receipt of a copy of the Review Report from the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, the Servicer will include in the Investor Report to be filed with the Form 10-D report for the Collection Period in which such Review Report was received a summary of the results of the Review set forth in such Review Report.

(e)            Upon receipt of a copy of the Review Report, the Servicer (i) will review such Review Report and, with respect to any Receivable as to which the Review Report indicated a Test Fail, make a determination for each Test Fail whether a breach of a representation and warranty that materially and adversely affects the interest of the Issuer in the related Receivable has occurred and (ii) may, or if it determines that such a breach has occurred, shall deposit the related Payment Amount with respect to such Receivable in accordance with Section 3.08.

(f)             If during any Collection Period the Servicer receives notice or has actual knowledge that the Asset Representations Reviewer has resigned or has been removed, replaced or substituted, or if a successor Asset Representations Reviewer has been appointed, the Servicer will include in the related Form 10-D report the date of such event and a general statement of the circumstances surrounding the change.

Section 3.17.     Dispute Resolution.

(a)            Referral to Dispute Resolution. If any Requesting Party makes a Repurchase Request, and the Repurchase Request has not fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within [180] days of the Depositor’s or Seller’s receipt thereof, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The Requesting Party must commence the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization, in each case within [90] days after the end of such [180]-day period. The Depositor and the Seller agree to participate in the dispute resolution method selected by the Requesting Party. In no event shall the Indenture Trustee be a Requesting Party or pursue dispute resolution unless it is directed to do so by the Noteholders or Note Owners of at least 5.0% of the Note Balance of the Notes, and such Noteholders or Note Owners shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction.

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(b)           Mediation. If the Requesting Party selects mediation (including non-binding arbitration) for dispute resolution:

(i)       The mediation will be administered by the ADR Organization using its ADR Rules.

(ii)       If, however, any ADR Rules are inconsistent with the procedures for mediation in this Section, the procedures in this Section will control.

(iii)      A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iv)      The mediation will start within [15] days after the selection of the mediator and conclude within [30] days after the start of the mediation.

(v)       Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(vi)      If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section.

(c)           Arbitration. If the Requesting Party selects binding arbitration for dispute resolution:

(i)       The arbitration will be administered by the ADR Organization using its ADR Rules. If, however, any ADR Rules are inconsistent with the procedures for arbitration stated in this Section, the procedures in this Section will control.

(ii)       A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

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(iii)       The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be scheduled for completion within [60] days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The arbitrator may, however, grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs may not exceed ten pages, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than [90] days after selection of the arbitrator and will proceed for no more than [10] Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)       The arbitrator will make its final determination no later than [120] days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Basic Documents, and may not in any way modify or change this Agreement or the other Basic Documents. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expenses of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under United States federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)       By selecting binding arbitration, the Requesting Party waives the right to bring an action in court, including the right to a trial by jury.

(vi)       The Requesting Party may not, and hereby waives any right, to bring a putative or certificated class action or any type of representative action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)           Additional Conditions. For each mediation or arbitration:

(i)       The mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Servicer. Any party or witness may participate by teleconference or video conference.

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(ii)       The Seller, the Depositor and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)       Neither the Seller not the Depositor shall be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding, will be confidential, privileged and inadmissible for any purpose in any mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section, except as required by Applicable Law. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a Governmental Authority) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

(iv)       To the extent the Indenture Trustee is found responsible for any expenses allocated to the Requesting Party in any dispute resolution proceeding, such expenses shall be payable to the Indenture Trustee pursuant to Section 2.08 of the Indenture, and if not so paid, then by the Seller.

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ARTICLE Four

DISTRIBUTIONS; RESERVE FUND;
STATEMENTS TO SECURITYHOLDERS

Section 4.01.     Establishment of Accounts.

(a)            MBFS USA (as Servicer hereunder) shall establish the following Accounts, on or before the Closing Date, and maintain each as an Eligible Deposit Account in the name of the Indenture Trustee [(except that the Reserve Account shall be in the name of the Issuer)], at an Eligible Institution (which shall initially be the Securities Intermediary, on behalf of the Indenture Trustee) for the benefit of:

(i)       the Securityholders, designated as the “Daimler Trucks Retail Trust 20[__]-[_] Collection Account, [●], Indenture Trustee” (the “Collection Account”);”) held in the name Indenture Trustee;

(ii)      the Noteholders, designated as the “Daimler Trucks Retail Trust 20[__]-[_] Note Payment Account, [●], Indenture Trustee” (the “Note Payment Account”); and

(iii)     the [Issuer, which has been pledged by the Issuer to the] Indenture Trustee for the benefit of the Noteholders, designated as the “Daimler Trucks Retail Trust 20[__]-[_] Reserve Fund, [●], Indenture Trustee” (the “Reserve Fund”);

in each case bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the related Persons. The Accounts shall be under the control of the Securities Intermediary on behalf of the Indenture Trustee; provided, however, that the Servicer may direct the Indenture Trustee in writing to make (or cause to be made) deposits to and withdrawals from the applicable Accounts in accordance with this Agreement and the other Basic Documents. All monies deposited from time to time in the Accounts shall be held by, or in the name of, the Indenture Trustee as part of the Trust Property, and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents. Amounts on deposit in each Account shall, to the extent permitted by Applicable Law, be invested, as directed in writing by the Servicer, by the Eligible Institution then maintaining such Account in Eligible Investments[; provided, however, that funds on deposit in the Reserve Account shall be invested only in Eligible Investments meeting the requirements of Part 246.4(b)(2) of Regulation RR, as determined solely by the Servicer].

(b)           The Issuer and the Servicer agree that each Eligible Institution, with which an Account is established, will agree substantially as follows:

(i)       it will comply with Entitlement Orders related to such account issued by the Indenture Trustee, without further consent by the Servicer;

(ii)      until termination of this Agreement, it will not enter into any other agreement related to such Account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee;

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(iii)      all Account Collateral delivered or credited to it in connection with such account and all proceeds thereof will be promptly credited to such Account;

(iv)      it will treat all Account Collateral as Financial Assets; and

(v)      all Account Collateral will be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Eligible Institution maintaining the related Account in accordance with such Eligible Institution’s customary procedures such that such Eligible Institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Indenture Trustee has Control.

(c)            If on any Payment Date the sum of the amounts on deposit in the Collection Account for the related Collection Period and the Reserve Fund on such Payment Date equals or exceeds the Note Balance, all accrued and unpaid interest thereon and all amounts due to the Servicer and the Trustees, all such amounts on deposit will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

Section 4.02.     Reserve Fund.

(a)           On the Closing Date, the Depositor shall deposit the Reserve Fund Deposit into the Reserve Fund from the net proceeds of the sale of the [Class A] Notes. The Reserve Fund Property has been conveyed by the Depositor to the Issuer pursuant to Section 2.01(a). Pursuant to the Indenture, the Issuer will pledge all of its right, title and interest in, to and under the Reserve Fund and the Reserve Fund Property to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture.

(b)           If the Reserve Fund is no longer to be maintained at the Securities Intermediary or the Indenture Trustee, the Servicer shall, with MBFS USA’s and the Indenture Trustee’s prior approval (not to be unreasonably withheld) and assistance as necessary, promptly (and in any case within ten Business Days) cause the Reserve Fund to be moved to another Eligible Institution. The Servicer shall promptly notify the Rating Agencies and the Trustees in writing of any change in the account number or location of the Reserve Fund.

(c)           On each Payment Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from amounts collected on or in respect of the Receivables during the related Collection Period and not used on that Payment Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Payment Date exceeds the amount on deposit in the Reserve Fund on that Payment Date, after giving effect to all required withdrawals from the Reserve Fund on that Payment Date.

(d)           On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Payment Date. If the Reserve Fund Draw Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the amount on deposit in the Reserve Fund and the Reserve Fund Draw Amount, and transfer the amount withdrawn to the Collection Account on the Deposit Date[; provided, however, that amounts released from the Reserve Account shall only be used in the manner permitted under §246.4(b)(3)(i) of Regulation RR, as determined solely by the Servicer].

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(e)            If the Reserve Fund Amount for any Payment Date (after giving effect to the withdrawal of the Reserve Fund Draw Amount for such Payment Date and the distribution described in the preceding sentence) exceeds the Reserve Fund Required Amount for such Payment Date, the Servicer shall instruct the Indenture Trustee in writing to distribute or cause to be distributed on the related Deposit Date, the amount of such excess to the Collection Account for payment to the Depositor on such Payment Date. Any amount paid to the Depositor will no longer constitute a portion of the Trust Property and the Indenture Trustee and the Issuer hereby release, on each Payment Date, their security interest in, to and under the Reserve Fund Property distributed to the Depositor. Notwithstanding the foregoing, investment income for each Collection Period (net of losses and expenses) on amounts on deposit in the Reserve Fund shall constitute Available Collections.

(f)            If the Note Balance and all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders and the Certificateholders, the Trustees and the Servicer have been paid in full and the Issuer has been terminated, any remaining Reserve Fund Property shall be distributed to the Depositor.

Section 4.03.     Monthly Remittance Condition.

(a)           For so long as the Monthly Remittance Condition is (i) not met, the Servicer shall remit all amounts received on or in respect of the Receivables during any Collection Period to the Collection Account in immediately available funds no later than two Business Days after receipt and identification or (ii) met, the Servicer may remit all amounts received on or in respect of the Receivables during any Collection Period to the Collection Account in immediately available funds on or prior to the related Deposit Date.

(b)           The Servicer shall remit to the Collection Account on or prior to the Closing Date all amounts received and identified by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of Financed Equipment (whether or not the related Receivable has been classified as a Defaulted Receivable)) during the period from but excluding the Cutoff Date to and including the second Business Day preceding the Closing Date.

(c)           The Depositor and the Servicer may make any remittances pursuant to this Article with respect to a Collection Period net of distributions or reimbursements to be made to or by the Depositor or the Servicer with respect to such Collection Period; provided, however, that such obligations shall remain separate obligations, no party shall have a right of offset, and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited or transferred separately.

Section 4.04.     Collections. Subject to Sections 4.03, 4.06 and 4.07(a), the Servicer shall remit to the Collection Account all amounts received by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of Financed Equipment (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) as soon as practicable and in no event after the close of business on the second Business Day after such amounts have been received and identified.

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Section 4.05.     Application of Collections. For purposes of this Agreement, all amounts received on or in respect of a Receivable during any Collection Period (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of Financed Equipment (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) shall be applied by the Servicer to interest and principal on such Receivable in accordance with the Simple Interest Method.

Section 4.06.     Advances.

(a)           If, as of the end of any Collection Period, the payments received during such Collection Period by or on behalf of an Obligor in respect of a Receivable (other than a Purchased Receivable) shall be less than the related Monthly Payment, whether as a result of any extension granted to the Obligor or otherwise, then, at the option of the Servicer, an amount equal to the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its stated interest rate minus the amount of interest actually received on such Receivable during such Collection Period (each, an “Advance”) may be deposited by the Servicer into the Collection Account on the related Deposit Date. If such a calculation in respect of a Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any outstanding Advances. In addition, in the event that a Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of outstanding Advances, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Advances. No Advances will be made with respect to the Principal Balance of Receivables. The Servicer shall not be required to make an Advance to the extent that the Servicer, in its sole discretion, shall determine that such Advance is likely to become a Nonrecoverable Advance.

(b)           Notwithstanding the provisions of Section 4.06(a), the Servicer shall be entitled to reimbursement for an outstanding Advance made in respect of a Receivable, without interest, from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds and Recoveries and (iii) the Purchase Amount. If the Servicer determines that it has made a Nonrecoverable Advance, the Servicer shall reimburse itself, without interest, from unrelated amounts received by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of Financed Equipment (whether or not the related Receivable has been classified as a Defaulted Receivable)) to the extent it shall, concurrently with the withholding of any such amounts from deposit in or credit to the Collection Account, furnish to the Trustees a certificate of a Servicing Officer setting forth the basis for the Servicer’s determination, the amount of, and Receivable with respect to which, such Nonrecoverable Advance was made and the installment or installments or other proceeds respecting which such reimbursement has been taken.

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Section 4.07.     Additional Deposits.

(a)           The following additional deposits shall be made: (i) the Seller shall remit to the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 2.05 or pursuant to Section 3.04 of the Receivables Purchase Agreement, (ii) the Servicer shall remit or cause to be remitted to the Collection Account (A) the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 3.08 and (B) the amount required upon the optional purchase of all Receivables by the Servicer pursuant to Section 8.01 and (iii) the Indenture Trustee shall remit or shall cause to be remitted, pursuant to Section 4.02, the Reserve Fund Draw Amount to the Collection Account.

(b)           All deposits required to be made in respect of a Collection Period pursuant to this Section by the Servicer may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 p.m., New York City time, on the related Deposit Date.

Section 4.08.     Determination Date Calculations; Application of Available Funds.

(a)            On each Determination Date, the Servicer shall calculate the following amounts with respect to the related Payment Date and Collection Period:

(i)       the Available Collections;

(ii)      the Total Servicing Fee (including the amount of any Nonrecoverable Advances);

(iii)     if not previously paid, the Total Trustee Fees and the Asset Representations Reviewer Fees;

(iv)     the Interest Distributable Amount for each Class of [Class A] Notes;

(v)      the Priority Principal Distributable Amount for the Class A Notes;

(vi)     the Regular Principal Distributable Amount; and

(vii)    the sum of the amounts described in clauses (ii) through [(v)] above (the “Required Payment Amount”); provided, however, that so long as the Notes have not been accelerated in accordance with the Indenture following an Event of Default, the aggregate amount to be included in the Required Payment Amount pursuant to clause (iii) above shall not exceed $[●] in any given calendar year; provided, further that the Required Payment Amount with respect to each Payment Date shall be reduced by any unreimbursed Advance and any amounts payable to the Servicer, so long as MBFS USA or any affiliate thereof is the Servicer.

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On each Determination Date, the Servicer shall calculate the Reserve Fund Amount, the Reserve Fund Required Amount, the Reserve Fund Draw Amount and the amount, if any, by which the Reserve Fund Required Amount exceeds the Reserve Fund Amount (after giving effect to any deposits to the Reserve Fund and the withdrawal of the Reserve Fund Draw Amount for such Payment Date).

(b)           On each Determination Date, the Servicer shall instruct the Indenture Trustee to apply (or cause to be applied) on the related Payment Date, the Available Funds for such Payment Date to make the related payments and deposits set forth in Section 2.08 of the Indenture.

Section 4.09.     Statements to Securityholders. Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by Applicable Law, the Servicer shall cause each Trustee to mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing certain information for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of United States federal income tax returns. In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time any other information necessary under Applicable Law for the preparation of such income tax returns.

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ARTICLE Five

THE DEPOSITOR

Section 5.01.     Representations and Warranties of Depositor. The Depositor makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

(b)           Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Depositor, materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Depositor Basic Documents, the Receivables or the Securities.

(c)            Power and Authority. The Depositor has the power and authority to execute, deliver and perform its obligations under the Depositor Basic Documents. The Depositor has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Issuer and has duly authorized such sale, assignment, transfer and conveyance by all necessary limited liability company action; and the execution, delivery and performance of the Depositor Basic Documents has been duly authorized by the Depositor by all necessary limited liability company action.

(d)           Valid Sale; Binding Obligation. This Agreement effects a valid sale, transfer, assignment and conveyance to the Issuer of the Receivables and the other Trust Property, enforceable against all creditors of and purchasers from the Depositor. Each Depositor Basic Document constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights in general, and by general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

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(e)            No Violation. The execution, delivery and performance by the Depositor of the Depositor Basic Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time, or both) a default under, the certificate of formation or limited liability company agreement of the Depositor, or conflict with or violate any of the terms or provisions of, or constitute (with or without notice or lapse of time, or both) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it shall be bound or to which any of its properties is subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any Applicable Law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor or of Governmental Authority having jurisdiction over the Depositor or its properties, which conflict, breach, default, Lien or violation would have a material adverse effect on the performance by the Depositor of its obligations under or the validity or enforceability of, the Depositor Basic Documents, the Receivables or the Securities.

(f)            No Proceedings. There are no Proceedings or investigations pending, or to the Depositor’s knowledge, threatened against the Depositor, before any Governmental Authority having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of any Basic Document or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Depositor Basic Documents, the Receivables or the Securities or (iv) relating to the Depositor and which might adversely affect the United States federal income tax attributes of the Issuer or the Securities.

Section 5.02.     Liability of Depositor; Indemnities.

(a)           The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(b)           The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated by the Basic Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or United States federal or State income taxes arising out of distributions on the Securities), and all costs and expenses in defending against such taxes including any Expenses incurred by the relevant party in connection with the enforcement of the Depositor’s indemnification or other obligations hereunder.

(c)           The Depositor shall indemnify, defend and hold harmless the Issuer, the Trustees and the Securityholders from and against any loss, liability, claim, damage or expense incurred by reason of the Depositor’s willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under the Depositor Basic Documents, or by reason of reckless disregard of its obligations and duties under the Depositor Basic Documents, including any Expenses incurred by the relevant party in connection with the enforcement of the Depositor’s indemnification or other obligations hereunder.

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(d)           The Depositor shall indemnify, defend and hold harmless the Trustees from and against all losses, liabilities, claims, damages or expenses arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein, in the Trust Agreement (in the case of the Owner Trustee) and in the Indenture (in the case of the Indenture Trustee), including any Expenses incurred by the relevant party in connection with the enforcement of the Depositor’s indemnification or other obligations hereunder, except to the extent that such loss, liability, claim, damage or expense (i) shall be due to the willful misfeasance, bad faith or negligence of the related Trustee, (ii) in the case of (A) the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement or (B) the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder, (iii) shall be one as to which the Servicer is required to indemnify either Trustee or (iv) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify either Trustee. The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Trust Property.

(e)            Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest. Notwithstanding anything to the contrary contained herein, the Depositor shall only be required to pay (i) any fees, expenses, indemnities or other liabilities that it may incur under the Basic Documents from funds available pursuant to, and in accordance with, the payment priorities set forth in this Agreement and the other Basic Documents and (ii) to the extent the Depositor has additional funds available (other than funds described in clause (i) above) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor in accordance with the Depositor’s certificate of formation, operating agreement and all financing documents to which the Depositor is a party. The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. In addition, no amount owing by the Depositor hereunder in excess of liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it.

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Section 5.03.     Merger, Consolidation or Assumption of the Obligations of Depositor. Any Person (i) into which the Depositor shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Depositor shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (A) the Depositor shall have delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section, (B) the Depositor shall have delivered to the Trustees an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to fully preserve and protect such interest and (C) the Rating Agency Condition shall have been satisfied. Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (A), (B) and (C) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

Section 5.04.     Limitation on Liability of Depositor and Others. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The indemnities contained in this Section shall survive the resignation of the Indenture Trustee or termination of this Agreement.

Section 5.05.     Depositor Not to Resign. Subject to the provisions of Section 5.03, the Depositor shall not resign from the obligations and duties hereby imposed on it as Depositor hereunder.

Section 5.06.     Depositor May Own Securities. The Depositor and any of its Affiliates may, in its individual or any other capacity, become the owner or pledgee of Securities with the same rights as it would have if it were not the Depositor or an Affiliate of the Depositor, except as otherwise expressly provided herein or in any other Basic Document (including in the definition of the terms “Note Balance” and “Outstanding”). Except as otherwise expressly provided herein or in the other Basic Documents (including in the definition of the terms “Note Balance” and “Outstanding”), Securities so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority or distinction as among the Notes and the Certificates as the case may be.

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Section 5.07.     Covenants of Depositor. The Depositor makes the following covenants as of the date of this Agreement:

(a)       The Depositor makes the covenants in Sections 2.08, 4.03(c)(iv) and 4.03(c)(v) of the Depositor Limited Liability Company Agreement, which covenants are hereby incorporated into and made a part of this Agreement.

(b)       The Depositor shall not conduct or promote any activities except as set forth in Section 2.04 of the Depositor Limited Liability Company Agreement.

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ARTICLE Six

THE SERVICER

Section 6.01.     Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a)       Organization and Good Standing. The Servicer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and continues to hold a valid certificate to do business as such. It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized would have a material adverse effect on its business, properties, assets or condition (financial or other) and those of its subsidiaries, considered as one enterprise. The Servicer has, and at all relevant times had, the power, authority and legal right to service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer.

(b)       Due Qualification. The Servicer is duly qualified to do business in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Servicer, materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Servicer Basic Documents, the Receivables or the Securities.

(c)       Power and Authority. The Servicer has the power and authority to execute, deliver and perform its obligations under the Servicer Basic Documents; and the execution, delivery and performance of the Servicer Basic Documents have been duly authorized by the Servicer by all necessary action.

(d)       Binding Obligation. Each Servicer Basic Document constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights in general, and by general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

(e)       No Violation. The execution, delivery and performance by the Servicer of the Servicer Basic Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party, by which the Servicer is bound or to which any of its properties are subject; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Servicer Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer or its properties of any Governmental Authority having jurisdiction over the Servicer or any of its properties.

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(f)       No Proceedings. There are no Proceedings or investigations pending or, to the knowledge of the Servicer, threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of any Basic Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or the Receivables or (iv) seeking to adversely affect the United States federal income tax or other United States federal, State or local tax attributes of the Securities.

Section 6.02.     Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. Such obligations shall include the following:

(a)       The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustees, the Securityholders and the Depositor from and against all losses, liabilities, claims, damages and expenses arising out of or incurred in connection with the use, ownership or operation by the Servicer or any Affiliate of the Servicer of Financed Equipment, including any Expenses incurred by the relevant party in connection with enforcement of the Servicer’s indemnification or other obligations hereunder.

(b)       The Servicer shall indemnify, defend and hold harmless the Issuer, the Depositor and the Trustees from and against any taxes that may at any time be asserted against any such Person as a result of or relating to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or United States federal or State income taxes arising out of distributions on the Securities) and costs and expenses in defending against such taxes, including any Expenses incurred by the relevant party in connection with enforcement of the Servicer’s indemnification or other obligations hereunder.

(c)       The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustees, the Securityholders and the Depositor from and against any loss, liability, claim, damage or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties under the Servicer Basic Documents or by reason of a reckless disregard of its obligations and duties under the Servicer Basic Documents, including any Expenses incurred by the relevant party in connection with enforcement of the Servicer’s indemnification or other obligations hereunder.

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(d)       The Servicer shall indemnify, defend and hold harmless the Trustees and their respective officers, directors, employees and agents from and against all losses, liabilities, claims, damages and expenses arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and contained in the Trust Agreement (in the case of the Owner Trustee) and contained in the Indenture (in the case of the Indenture Trustee), including any Expenses incurred by the relevant party in connection with enforcement of the Servicer’s indemnification or other obligations hereunder, except to the extent that such loss, liability, claim, damage or expense: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder or (iv) relates to any tax other than to the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

(e)       The Servicer shall pay the Owner Trustee compensation, reimbursement or other payments owed to it pursuant to Sections 8.01 and 8.02 of the Trust Agreement.

In addition to the foregoing indemnities, if either Trustee is entitled to indemnification by the Depositor pursuant to Section 5.02 and the Depositor is unable for any reason to provide such indemnification to either Trustee, then the Servicer shall be liable for any indemnification that such Trustee is entitled to under Section 5.02. For purposes of this Section, in the event of a termination of the rights and obligations of the Servicer (or any Successor Servicer) pursuant to Section 7.01 or a resignation by such Servicer pursuant to Section 6.05, such Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer (other than the Indenture Trustee) pursuant to Section 7.02. Indemnification under this Section by the Servicer (or any Successor Servicer), with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of each Person as Servicer or a resignation by such Person as Servicer, as well as the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, as the case may be, without interest.

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Section 6.03.     Merger or Consolidation of, or Assumption of the Obligations of Servicer. Any Person (i) into which the Servicer shall be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) which may succeed to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties hereto; provided, however, the Servicer shall have delivered to the Depositor and the Trustees (a) an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion or consolidation and such agreement of assumption comply with this Section and (b) an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the assets of the Issuer and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (2) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (a) and (b) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above. The Servicer shall provide prior written notice of any merger, conversion, consolidation or succession pursuant to this Section to the Trustees, the Rating Agencies and the Depositor. The Servicer shall provide such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to a Successor Servicer.

Section 6.04.     Limitation on Liability of Servicer and Others.

(a)            Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer or any Securityholders for any action taken or for refraining from the taking of any action pursuant hereto, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any of its respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b)           Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer and service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

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Section 6.05.     MBFS USA Not to Resign as Servicer. MBFS USA will not resign as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under Applicable Law. Prior to the effectiveness of such resignation, MBFS USA will deliver to the Depositor and the Trustees (i) notice of any such determination permitting the resignation of MBFS USA as Servicer and (ii) an Opinion of Counsel to such effect. Any such resignation will become effective in accordance with Section 7.02.

Section 6.06.     Servicer May Own Securities. The Servicer and any of its Affiliates may, in its individual or other capacity, become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise expressly provided herein or in any other Basic Document (including in the definition of the terms “Note Balance” and “Outstanding”). Except as otherwise expressly provided herein or in the other Basic Documents (including in the definition of the terms “Note Balance” and “Outstanding”), Securities so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority or distinction as among the Notes and the Certificates, as the case may be.

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ARTICLE Seven

SERVICER TERMINATION EVENTS

Section 7.01.     Servicer Termination Events. The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, a “Servicer Termination Event”):

(a)       any failure by the Servicer to deliver to the Indenture Trustee the Investor Report for any Collection Period, which failure shall continue unremedied beyond the earlier of two Business Days following the date such Investor Report was required to be delivered and the related Payment Date, or any failure by the Servicer to make any required payment or deposit under this Agreement, which failure shall continue unremedied beyond the earlier of five Business Days following the date such payment or deposit was due or, in the case of a payment or deposit to be made no later than a Payment Date or the related Deposit Date, such Payment Date or Deposit Date, as applicable;

(b)       any failure by the Servicer to duly observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure shall materially and adversely affect the rights of the Depositor or the Noteholders and shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Servicer by the Depositor or either Trustee or (ii) to the Depositor, the Servicer and the Trustees by the Holders of Notes evidencing not less than 25% of the Note Balance of the [Controlling Class][Notes] (or, after the Notes have been paid in full, the holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interests then outstanding);

(c)       any representation or warranty of the Servicer made in this Agreement, or in any certificate delivered pursuant hereto or in connection herewith, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after the date on which written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been given (i) to the Servicer by the Depositor or either Trustee or (ii) to the Depositor, the Servicer and the Trustees by the Holders of Notes evidencing not less than 25% of the Note Balance of the [Controlling Class][Notes]; or

(d)       an Insolvency Event occurs with respect to the Servicer.

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If a Servicer Termination Event shall have occurred and not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the [Controlling Class][Notes] (or holders of Certificates representing not less than 51% of the aggregate Certificate Percentage Interests outstanding if the Notes are no longer Outstanding), in each case by providing a Servicer Termination Notice to the Depositor, the Owner Trustee, the Servicer and the Asset Representations Reviewer (and to the Indenture Trustee if given by the Noteholders) may terminate all the rights and obligations of the Servicer under this Agreement; provided, however, that the indemnification obligations of the Servicer under Section 6.02 shall survive such termination.

On or after the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Trust Property or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 7.02; and, without limitation, the Trustees are hereby authorized and empowered to execute and deliver, on behalf of the outgoing Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files or the certificates of title to the Financed Equipment, or otherwise. The outgoing Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer under this Agreement, including the transfer to the Indenture Trustee or such Successor Servicer for administration by it of all cash amounts that shall at the time be held by the outgoing Servicer for deposit, or have been deposited by the outgoing Servicer, in the Accounts or thereafter received with respect to the Receivables, all Receivable Files and all information or documents that the Indenture Trustee or such Successor Servicer may require, and the Successor Servicer shall not be liable for any losses, claims, damages or expenses to the extent that it cannot perform its obligations hereunder due to the failure of the predecessor Servicer to so deliver. In addition, the Servicer shall transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request. All Transition Costs shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

The Trustees shall have no obligation to notify the Noteholders, the Certificateholders or any other Person of the occurrence of any event specified in this Section prior to the continuance of such event through the end of any cure period specified in this Section.

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Section 7.02.     Appointment of Successor Servicer. Upon the resignation of the Servicer pursuant to Section 6.05 or the termination of the Servicer pursuant to Section 7.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the obligations and duties placed on the Servicer by the terms and provisions of this Agreement, and shall provide such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to the Indenture Trustee in its capacity as Successor Servicer; provided, however, that the Indenture Trustee, as Successor Servicer, shall not, in any event, be required to make any Advances pursuant to Section 4.06 and shall have no obligations pursuant to Section 3.09 with respect to the fees and expenses of the Trustees, the fees and expenses of the attorneys for the Trustees, the fees and expenses of any custodian appointed by the Trustees, the fees and expenses of Independent accountants or expenses incurred in connection with distributions and reports to the Securityholders. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such resignation or termination had occurred, except that all collections on or in respect of the Receivables shall be deposited in the Collection Account within two Business Days of receipt and shall not be retained by the Servicer. Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer out of Available Collections for each Payment Date as it and such successor shall agree; provided, however, that such compensation shall not be greater than that payable to MBFS USA as initial Servicer hereunder without the prior consent of the Holders of Notes evidencing not less than 51% of the Note Balance of the [Controlling Class][Notes] (or Holders of Certificates representing not less than 51% of the aggregate Certificate Percentage Interests then outstanding if the Notes are no longer Outstanding). The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including providing such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to such Successor Servicer. The Indenture Trustee shall not be relieved of its duties as Successor Servicer under this Section until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this Agreement. Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer hereunder or the responsibilities of the Servicer set forth in Section 3.08 and 3.16.

Section 7.03.     Effect of Servicing Transfer.

(a)           After a transfer of servicing hereunder, the Indenture Trustee or Successor Servicer shall notify the Obligors to make directly to the Successor Servicer payments that are due under the Receivables after the effective date of such transfer.

(b)           Except as provided in Section 7.02, after a transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Receivables and the Successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items held by the outgoing Servicer (properly endorsed where required for the Successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables.

(c)           Any Successor Servicer shall provide the Depositor with access to the Receivable Files and to the Successor Servicer’s records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Successor Servicer. Nothing in this Section shall affect the obligation of a Successor Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

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(d)           Any transfer of servicing hereunder shall not constitute an assumption by the related Successor Servicer of any liability of the related outgoing Servicer arising out of any breach by such outgoing Servicer of such outgoing Servicer’s duties hereunder prior to such transfer of servicing.

Section 7.04.     Notification to Noteholders and Rating Agencies. Upon any notice of a Servicer Termination Event or upon any termination of, or any appointment of a successor to, the Servicer pursuant to this Article, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, the Rating Agencies and the Asset Representations Reviewer.

Section 7.05.     Waiver of Past Servicer Termination Events. The Noteholders evidencing not less than 51% of the Note Balance of the [Controlling Class][Notes] may, on behalf of all Noteholders, waive any Servicer Termination Event and its consequences, except an event resulting from the failure to make any required deposits to or payments from the Accounts in accordance with this Agreement. Upon any such waiver of a Servicer Termination Event, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

Section 7.06.     Repayment of Advances. If the identity of the Servicer shall change, the outgoing Servicer shall be entitled to receive reimbursement for outstanding and unreimbursed Advances made pursuant to Section 4.06 by the outgoing Servicer.

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ARTICLE Eight

TERMINATION

Section 8.01.     Optional Purchase of All Receivables.

(a)            If on any Payment Date the Note Balance of the Notes shall be less than or equal to [__]% of the Initial Note Balance, after giving effect to all principal payments made on such Payment Date, the Servicer shall have the option to purchase on the following Payment Date the Trust Estate, other than the Accounts. To exercise such option, the Servicer shall notify the Depositor, the Trustees and the Rating Agencies, not fewer than ten nor more than 30 days prior to the Payment Date on which such repurchase is to be effected and shall deposit into the Collection Account on the related Deposit Date an amount equal to the aggregate Purchase Amount for the Receivables (including Receivables that became Defaulted Receivables during the related Collection Period), less the Reserve Fund Amount, which funds shall be transferred from the Reserve Fund into the Collection Account. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account (together with amounts on deposit in the Reserve Fund and the Collection Account) pursuant to this Section is at least equal to the sum of all amounts due to the Servicer under this Agreement plus the Note Balance plus all accrued but unpaid interest (including any overdue interest) on the Notes plus all amounts due to the Servicer for any outstanding and unreimbursed Advances and Nonrecoverable Advances plus all accrued but unpaid Total Trustee Fees and Asset Representations Reviewer Fees. Upon such payment, the Seller shall succeed to and own all interests in and to the Issuer. The aggregate amount so deposited in respect of such Payment Date, plus, to the extent necessary, all amounts in the Reserve Fund, if any, shall be used to make payments in full to the Noteholders in the manner set forth in Article Four.

(b)           Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Indenture Trustee shall continue to carry out its obligations hereunder with respect to the Certificateholders, including making distributions from the Collection Account in accordance with Section 4.08(c) and making withdrawals from the Reserve Fund in accordance with Sections 4.02 and 4.07.

Section 8.02.     Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate upon the earliest to occur of (i) the maturity or liquidation of the latest maturing Receivable and the disposition of any amounts received thereon in accordance with Section 2.08 of the Indenture, (ii) the payment to the Securityholders of all amounts required to be paid to them under the Basic Documents and (iii) the exercise by the Servicer of its rights under Section 8.01, the deposit into the Collection Account by the Servicer of the amount required to be deposited therein in accordance with Section 8.01 and the application of such amounts in accordance with Section 2.08 of the Indenture.

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ARTICLE Nine

EXCHANGE ACT REPORTING

Section 9.01.     Further Assurances. The Indenture Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Issuer. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith. In addition to the other information specified in this Article, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Indenture Trustee and the Servicer shall provide the Depositor with (i) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (ii) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form. Each of the Servicer and the Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.

Section 9.02.     Form 10-D Filings. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, no later than each Determination Date, each of the Indenture Trustee and the Servicer shall notify (and the Servicer shall cause any subservicer to notify) the Depositor of any Form 10-D Disclosure Item with respect to such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Servicer shall provide such information which is available to the Servicer, without unreasonable effort or expense regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the statements to Securityholders pursuant to Section 4.09, commencing with the first such report due not less than five Business Days following such request.

Section 9.03.     Form 8-K Filings. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, but in no event later than two Business Days after its occurrence, of any Reportable Event of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

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Section 9.04.     Form 10-K Filings. So long as the Depositor is required to file Exchange Act Reports, (i) if the Item 1119 Parties listed on Schedule B have changed since the Closing Date, no later than February 1 of each year, commencing in 20[__], the Depositor shall provide each of the Indenture Trustee and the Servicer with an updated Schedule B setting forth the Item 1119 Parties and (ii) no later than March 15 of each year, commencing in 20[__], the Indenture Trustee and the Servicer shall notify the Depositor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor.

Section 9.05.     Report on Assessment of Compliance and Attestation. So long as the Depositor is required to file Exchange Act Reports, on or before March 15 of each calendar year, commencing in 20[__]:

(a)       The Indenture Trustee shall deliver to the Depositor and the Servicer the Servicing Criteria Assessment. Such report shall be signed by an authorized officer of the Indenture Trustee and shall address each of the applicable Servicing Criteria. To the extent any of the Servicing Criteria are not applicable to the Indenture Trustee, with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect. The Indenture Trustee acknowledges and agrees that the Depositor and the Servicer with respect to its duties as the Certifying Person, and each of their respective officers and directors shall be entitled to rely upon each such Servicing Criteria Assessment and the attestation delivered pursuant to Section 9.05(b).

(b)       The Indenture Trustee shall deliver to the Depositor and the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Exchange Act (or any successor provisions), Rules 1-02(a)(3) and 2-02(g) of Regulation S-X (or any successor provisions) under the Securities Act and the Exchange Act, including, that, in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(c)       In the event the Indenture Trustee is terminated or resigns during the term of this Agreement, such Person shall provide the documents and information pursuant to this Section with respect to the period of time it was subject to this Agreement or provided services with respect to the Issuer or the Receivables.

Section 9.06.     Back-up Sarbanes-Oxley Certification.

(a)       No later than March 15 of each year, beginning in 20[__], the Servicer shall provide the Performance Certification to the Certifying Person as Schedule D (in the case of the Servicer), in each case on which the Certification Parties can reasonably rely; provided that so long as the Servicer is an Affiliate of the Depositor, the Servicer may, but is not required to deliver the Performance Certificate.

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(b)       The Depositor will not request delivery of a certification under this Section unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Issuer. In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, the Servicer shall promptly notify the Depositor.

Section 9.07.     Representations and Warranties. As of the Closing Date, the Indenture Trustee represents that:

(a)       there are no affiliations relating to the Indenture Trustee with respect to any Item 1119 Party;

(b)       there are no relationships or transactions with respect to any Item 1119 Party and the Indenture Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Basic Documents, and that are material to the investors’ understanding of the Notes; and

(c)       except as disclosed in the Prospectus, there are no legal Proceedings pending, or known to be contemplated by Governmental Authorities, against the Indenture Trustee, or of which the property of the Indenture Trustee is subject, that is material to the Noteholders.

Section 9.08.     Indemnification.

(a)           Each of the Indenture Trustee and the Servicer (if the Servicer is not MBFS USA) shall indemnify the Depositor, the Servicer (if MBFS USA is the Servicer) with respect to its duties as Certifying Person and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)       (A) any untrue statement of a material fact contained or alleged to be contained in the Provided Information or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) shall be construed solely by reference to the related Provided Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

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(ii)       with respect to the Indenture Trustee, any failure by the Indenture Trustee to deliver any Servicing Criteria Assessment when and as required under this Article and with respect to the Servicer, any failure by the Servicer to deliver any information, report, certification, accountant’s letter or other material when and as required under Section 3.11 or 3.12 or this Article, as applicable.

(b)           In the case of any failure of performance described in Section 9.08(a)(ii), each of the Indenture Trustee and the Servicer shall promptly reimburse the Depositor for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indenture Trustee or the Servicer, as applicable.

(c)           Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential damages of any kind whatsoever, including lost profits, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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ARTICLE Ten

MISCELLANEOUS

Section 10.01.     Amendment.

(a)           This Agreement may be amended from time to time by the parties hereto without the consent of any Noteholder to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provisions in this Agreement or the Prospectus or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement; provided, however, that no such amendment (i) may materially adversely affect the interests of any Noteholder and (ii) will be permitted unless an Opinion of Counsel is delivered to the Depositor and the Trustees to the effect that such amendment will not cause the Issuer to be characterized for United States federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the United States federal income taxation of any Notes Outstanding. Any amendment which affects the Owner Trustee, however, shall require the Owner Trustee’s written consent.

(b)           This Agreement may also be amended from time to time by the parties hereto, with the consent of the Indenture Trustee and the Holders of Notes evidencing at least 66⅔% of the Note Balance of the [Controlling Class][Notes] (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interests), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment (i) will be permitted unless an Opinion of Counsel is delivered to the Depositor and the Trustees to the effect that such amendment will not cause the Issuer to be characterized for United States federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the United States federal income taxation of any Notes Outstanding or any Noteholder and (ii) may (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or change any Interest Rate or the Reserve Fund Required Amount without the consent of 100% of the Holders of Notes then Outstanding or (B) reduce the percentage of the Note Balance of the [Controlling Class][Notes], the consent of the Noteholders of which is required for any amendment to this Agreement without the consent of 100% of the Holders of Notes then Outstanding. Any amendment which affects the Owner Trustee, however, shall require the Owner Trustee’s written consent.

(c)           An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder if (i) the Person requesting such amendment obtains and delivers to the Trustees an Opinion of Counsel or an Officer’s Certificate of the Issuer to that effect and (ii) the Rating Agency Condition has been satisfied with respect to such action.

(d)           Prior to the execution of any amendment pursuant to this Section, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency.

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(e)           Promptly after the execution of any amendment pursuant to Section 10.01(b), the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of the Noteholders pursuant to Section 10.01(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Trustees may prescribe.

(f)           Prior to the execution of any amendment pursuant to this Section, the Depositor and the Trustees shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its rights, duties or immunities under this Agreement.

(g)           Notwithstanding the foregoing provisions of this Section, in the event the parties to this Agreement desire to further clarify or amend any provision of Article Nine, or subject to Section 9.05(a), the information contained in Schedule C, this Agreement shall be amended to reflect the new agreement between the parties covering matters in Article Nine, pursuant to Section 9.01, or Schedule C; provided, however, that (i) such amendment will not require any Opinion of Counsel or the satisfaction of the Rating Agency Condition with respect to such amendment, (ii) an Officer’s Certificate of the Servicer that such amendment is in accordance with the terms of this agreement shall be provided to the Indenture Trustee and (iii) the Servicer shall have given written notice to the Rating Agencies not fewer than ten days prior to the effectiveness of any such amendment.

Section 10.02.     Protection of Title to Issuer.

(a)            The Depositor or the Servicer, or both, shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Depositor or the Servicer, or both, shall deliver (or cause to be delivered) to the Trustees file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)           Neither the Depositor nor the Servicer shall change its name, identity or organizational structure in any manner that would make any financing statement or continuation statement filed in accordance with Section 10.02(a) seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Trustees at least 30 days’ prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and the proceeds thereof.

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(c)           Each of the Seller, the Depositor and the Servicer shall give the Trustees at least 30 days’ prior written notice of any change in its name, identity, organizational structure or jurisdiction of organization or any relocation of its principal place of business or chief executive office if, as a result of such change or relocation, the applicable provisions of the UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or new financing statement. The Depositor shall at all times maintain its jurisdiction of organization, its principal place of business and its chief executive office within the United States. The Servicer shall at all times maintain each office from which it shall service Receivables, and each office at which the Receivable Files are located, within the United States.

(d)           The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)           The Servicer shall maintain its computer systems so that, from and after the time of transfer of the Receivables to the Issuer pursuant to this Agreement, the Servicer’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly and unambiguously the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, such Receivable shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

(f)            If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any trucking and transportation equipment installment sale contract or loan agreement to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, CDs, records or printouts (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly and unambiguously that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee (unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer).

(g)           The Servicer shall permit the Trustees and their respective agents at any time during normal business hours, upon reasonable prior notice, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h)           If the Seller has repurchased one or more Receivables from the Issuer pursuant to Section 2.05 or the Servicer has purchased one or more Receivables from the Issuer pursuant to Section 3.08, the Servicer shall, upon request, furnish to the Owner Trustee or to the Indenture Trustee, within ten Business Days, a list of all Receivables (by contract number) then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Receivables (as amended or supplemented to date) and to each of the Investor Reports furnished before such request indicating removal of Receivables from the Issuer.

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(i)             The Servicer shall deliver to the Depositor and the Trustees, promptly after the authorization and delivery of each amendment to any financing statement delivered pursuant to this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Depositor (in the case of an opinion delivered by the Servicer) or the Issuer and the Indenture Trustee (in the case of an opinion delivered by the Depositor) in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(j)             The Depositor shall, to the extent required by Applicable Law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

Section 10.03.     Notices. Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing. Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) a facsimile, when receipt is confirmed by telephone or by reply e-mail or reply facsimile from the recipient, (b) an e-mail, when receipt is confirmed by telephone or by reply e-mail from the recipient and (c) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(b) through (ii)(c) above. Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the Depositor, at 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: [●] (e-mail: [●], telecopier: [●]), (ii) the Seller, at 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: [●] (e-mail: [●], telecopier: [●]), (iii) the Servicer, at 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: [●] (e-mail: [●] telecopier: [●]), (iv) the Issuer or the Owner Trustee, at the Corporate Trust Office (e-mail: [●]) and (v) the Indenture Trustee, at the Corporate Trust Office (e-mail: [●]), (vi) to each Rating Agency, as applicable, in the case of (a) [●], at [●], Attention: [●] and (b) [●], at [●], Attention: [●], (vii) the Asset Representations Reviewer, at [●], at [●], Attention: [●]; or as to each of the foregoing Persons, at such other address as shall be designated by written notice to the other Persons.

Section 10.04.   Assignment.

(a)           Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section or as provided in Sections 6.03 and 7.02, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustees and the Holders of Notes evidencing at least 66⅔% of the Note Balance of the [Controlling Class][Notes].

49

(b)           The Depositor hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Trust Property and the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

Section 10.05.   Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 10.06.   Further Assurances. The Servicer agrees to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the other parties hereto to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.

Section 10.07.   No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Depositor, either Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 10.08.   Successors and Assigns; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement, the Owner Trustee and their assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 10.09.   Actions by Securityholders.

(a)           Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders or the Certificateholders, such action, notice or instruction may be taken or given by any Noteholder or any Certificateholder, as applicable, unless such provision requires a specific percentage of the Noteholders or the Certificateholders.

(b)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder or a Certificateholder shall bind such Noteholder or Certificateholder and every subsequent Holder of the related Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

50

Section 10.10.   Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Section 10.11.   Table of Contents and Headings. The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 10.12.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.13.   WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 10.14.   No Petition. Each of the Seller, the Servicer and the Trustees covenants and agrees that it will not at any time institute against, or join any Person in instituting against, the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to any of the Basic Documents and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer during the same period.

Section 10.15.   No Recourse. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) the Owner Trustee has not verified and has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer hereunder and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

51

IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

DAIMLER TRUCKS RETAIL TRUST 20[__]-[_]

By:	[●], not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

DAIMLER RETAIL RECEIVABLES LLC, as Depositor

By:
Name:
Title:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer and as Seller

By:
Name:
Title:

Agreed and Accepted:

[●], as Indenture Trustee

By:
Name:
Title

SCHEDULE A

LOCATION OF RECEIVABLE FILES

[●]

[●]

[●]

SA-1

SCHEDULE B

ITEM 1119 PARTIES

Depositor

Seller

Servicer

Indenture Trustee

Owner Trustee

Asset Representations Reviewer

SB-1

SCHEDULE C

Part I - Form 10-D Disclosure Items

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information
Information included in the Investor Report	Servicer Administrator
Any information required by 1121 which is NOT included on the Investor Report	Depositor

Item 2: Legal Proceedings

●     Any legal proceeding pending against the following entities or their respective property, that is material to Noteholders, including any proceeding known to be contemplated by governmental authorities:

● Issuing Entity (Trust Fund)	Depositor
● Sponsor (Seller)	Seller (if a party to the Sales and Servicing Agreement) or Depositor
● Depositor	Depositor
● Indenture Trustee	Indenture Trustee
● Administrator	Administrator
● Servicer	Servicer
● Owner Trustee	Owner Trustee
● 1110(b) Originator	Depositor
● Any 1108(a)(2) Servicer (other than the Servicer or Administrator)	Depositor
● Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Administrator
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information	Not Applicable

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party

Item 7: Change in Sponsor Interest in Securities

Item 1124 – Sponsor interest in securities

Any material change in the sponsor’s, or an affiliate’s, interest in the securities resulting from the purchase, sale or other acquisition or disposition of the securities by the sponsor, or an affiliate, during the period covered by the report.

Seller Administrator
Item 8: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information	Not Applicable
Item 9: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Investor Reports	Servicer Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Schedule C
Part II - Form 10-K Disclosure Items

FORM 10-K DISCLOSURE ITEMS
Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor
Additional Item: Disclosure per Item 1117 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to the issuing entity, (iii) the Depositor as to the sponsor and any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to the sponsor, originator, significant obligor, enhancement or support provider
Additional Item: Disclosure per Item 1112(b) of Reg AB	Not applicable
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Not applicable

Schedule C
Part IV - Form 8-K Disclosure (Reportable Events)

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

All parties as to themselves

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties as to themselves
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
● Sponsor (Seller)	Depositor/Sponsor (Seller)
● Depositor	Depositor
● Servicer	Servicer
● Affiliated servicer	Servicer
● Other material servicers	Servicer
● Indenture Trustee	Indenture Trustee
● Administrator	Administrator
● Owner Trustee	Owner Trustee

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the noteholders.

Depositor Servicer Administrator
Item 3.03- Material Modification to Rights of Security Holders Disclosure is required of any material modification to documents defining the rights of noteholders.	Administrator Indenture Trustee Depositor

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment to the governing documents of the issuing entity.	Depositor
Item 5.07- Submission of Matters to a Vote of Security Holders Submission of a matter to a vote of security holders, through the solicitation of proxies or otherwise	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trustee Removal, replacement, substitution or addition of any Servicer, affiliated servicer, and other material servicers or Indenture Trustee.	Depositor A change of Servicer or Administrator - Servicer/Administrator/Depositor/
Reg AB disclosure regarding any new servicer.	Servicer/Depositor
Reg AB disclosure regarding any new Indenture Trustee.	New Indenture Trustee
Item 6.03- Change in Credit Enhancement or External Support	N/A
Item 6.04- Failure to Make a Required Distribution	Servicer Indenture Trustee

Item 6.05- Securities Act Updating Disclosure

Material pool characteristic differs by 5% or more (other than as a result of pool assets converting to cash in accordance with their terms) at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
Item 7.01- Reg FD Disclosure	Depositor
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to noteholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party, as applicable, for reporting/disclosing the financial statement or exhibit

SCHEDULE D

PERFORMANCE CERTIFICATION
(SERVICER)

Re:     Daimler Trucks Retail Trust 20[__]-[_]

The undersigned Servicer hereby certifies to _______ and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Issuer to be signed by an officer of the Servicer and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.             I have reviewed:

(i)       the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”);

(ii)       the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”);

(iii)       the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”); and

(iv)       all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Servicer during 20__ that were delivered by the Servicer to the Indenture Trustee pursuant to the Agreement (collectively, the “Servicing Information”).

2.             Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information.

3.             Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Indenture Trustee.

SD-1

4.              I am responsible for reviewing the activities performed by Mercedes-Benz Financial Services USA LLC, as Servicer (the “Servicer”) under the Sale and Servicing Agreement, dated as of [●], 20[__] (the “Sale and Servicing Agreement”), among Daimler Trucks Retail Trust 20[__]-[_], Daimler Retail Receivables LLC and Mercedes-Benz Financial Services USA LLC, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement in all material respects.

5.             The Compliance Statement required to be delivered by the Servicer pursuant to the Sale and Servicing Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer pursuant to the Agreement, have been provided to the Indenture Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement.

Date: ____________________

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer

By:
Name:
Title:

SD-2

EXHIBIT A

REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES

The following representations and warranties shall be made in respect of the Receivables being transferred to the Issuer on the Closing Date as of the Cutoff Date.

(i)             Characteristics of Receivables. Each Receivable (a) was originated in the United States by the Seller or a Dealer located in the United States in the ordinary course of the Seller’s or the applicable Dealer’s business in connection with the sale (or, in the case of certain Dealer Loans, lease) related Financed Equipment in accordance with the Seller’s credit policies as of the date of origination or acquisition of the related Receivable, (b) is payable in United States dollars, (c) has been fully and properly executed by the parties therefor and, if not originated by the Seller, has been validly assigned to the Seller, (d) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in such Financed Equipment, which security interest shall be perfected and prior to any other interest in such Financed Equipment, and which security interest is assignable by the Seller and reassignable by the assignee, (e) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (f) shall, except as otherwise provided in the Sale and Servicing Agreement, provide for level Monthly Payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over its original term and shall provide for a finance charge or shall yield interest at its stated interest rate with the exception of Receivables for which the final scheduled payment is a balloon payment, (g) shall provide for, in the event that such Receivable is prepaid, a payoff amount that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date prior to the date of prepayment in an amount calculated by using an interest rate at least equal to its stated interest rate, (h) is a Simple Interest Receivable, (i) is due from an Obligor with a primary business address within the United States or its territories, and (j) to the best of the Seller’s knowledge, is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Seller with respect to such Receivable.

(ii)            Compliance with Law. Each Receivable complied at the time it was originated or made, and at the Cutoff Date complies, in all material respects with all requirements of applicable federal, State and, to the best knowledge of the Seller, local laws, rulings and regulations thereunder (including usury laws).

(iii)            Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a Proceeding in equity or at law.

(iv)          No Government Obligor. No Receivable is due from the United States or any State or any agency, department, subdivision or instrumentality thereof.

(v)            Obligor Bankruptcy. To the best of the Seller’s knowledge, at the Cutoff Date, no Obligor is the subject of a bankruptcy Proceeding.

(vi)          Security Interest in Financed Equipment. Immediately prior to the transfer of the Receivables by the Seller to the Depositor, each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Equipment or all necessary action with respect to such Receivable has been taken to perfect a first priority security interest in the related Financed Equipment in favor of the Seller, which security interest has been validly assigned by the Seller to the Depositor. The Servicer has received, or will receive within 180 days after the Closing Date, the original certificate of title for each item of Financed Equipment or notice from the applicable State entity issuing such certificate of title, that such certificate of title is being processed (other than any Financed Equipment not subject to a certificate of title statute or vehicle registration law or is subject to a certificate of title statute or vehicle registration law that does not require that the original certificate of title for such Financed Equipment be delivered to the Seller).

(vii)         Receivables in Force. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Equipment have been released in whole or in part from the Lien granted by the related Receivable.

(viii)        No Waivers. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(ix)          No Amendments. No Receivable shall have been amended or modified in such a manner that the total number of Monthly Payments has been increased or decreased or that the related Amount Financed has been increased or decreased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(x)            No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion with respect to any Receivable of any such right of rescission, setoff, counterclaim or defense.

(xi)           No Liens. No Liens or claims have been filed, including Liens for work, labor or materials or for unpaid local, State or United States federal taxes relating to any Financed Equipment that shall be prior to, or equal or coordinate with, the security interest in such Financed Equipment granted by the related Receivable.

(xii)          No Defaults; Repossessions. Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than 30 days, no default, breach or violation under the terms of any Receivable, permitting acceleration, shall have occurred as of the Cutoff Date and no continuing condition that with notice or the lapse of time or both would constitute a default, breach or violation under the terms of any Receivable, permitting acceleration, shall have arisen; and the Seller shall not have waived any of the foregoing except as otherwise permitted hereunder. On or prior to the Cutoff Date, no Financed Equipment has been repossessed.

(xiii)         Insurance. Each Receivable requires the related Obligor to obtain physical damage insurance covering the related Financed Equipment and to maintain such insurance.

(xiv)       Title. It is the intention of the Seller that the transfers and assignments contemplated by the Receivables Purchase Agreement constitute a sale of the Receivables by the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the appointment of a receiver or conservator for the Seller under any Insolvency Law; no Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser; immediately prior to the transfer and assignment contemplated by the Receivables Purchase Agreement, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others, except for Permitted Liens and Liens that shall be released on or before the Closing Date; immediately upon the transfer and assignment thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others other than Permitted Liens; and the transfer and assignment herein contemplated has been perfected under the UCC.

(xv)       Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Receivable under the Receivables Purchase Agreement or the Sale and Servicing Agreement or the pledge of such Receivables hereunder, thereunder or under the Indenture is unlawful, void or voidable or under which such Receivable would be rendered void or voidable as a result of any such sale, transfer, assignment, conveyance or pledge. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Receivables.

(xvi)       One Original. There shall be only one original executed copy of each Receivable that constitutes “tangible chattel paper”.

(xvii)       Principal Balance. As of the Cutoff Date, each Receivable had a remaining Principal Balance of not less than $[●].

(xviii)       Original Term to Maturity. Each Receivable had an original term to maturity of not more than [●] months and not less than [●] months and, based on the number of remaining Monthly Payments, a remaining term to maturity as of the Cutoff Date, of not more than [●] months and not less than [●] months.

(xix)       Contract Rate. Each Receivable has a stated interest rate of at least [●]%.

(xx)       Marking Records. As of the Closing Date, the Seller will have caused its computer and accounting records relating to each Receivable to be marked to show that the Receivables have been sold to the Purchaser by the Seller and transferred and assigned by the Purchaser to the Issuer in accordance with the terms of the Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the terms of the Indenture.

(xxi)       UCC. Each Receivable constitutes “tangible chattel paper” or, in the case of Receivables relating to Dealer Loans, an “account”, instrument” or “payment intangible” within the meaning of the UCC as in effect in the State of origination.

(xxii)       Final Scheduled Payment Date. No Receivable has a final scheduled payment date later than six months prior to the Class [A-4][B] Final Scheduled Payment Date.

(xxiii)       No Fraud or Misrepresentation. Each Receivable that was originated by a Dealer and was sold by the Dealer to the Seller, to the best of the Seller’s knowledge, was so originated and sold without fraud or misrepresentation on the part of such Dealer in either case.

(xxiv)       No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Depositor in any Receivable or the proceeds thereof.

(xxv)       Servicing. Each Receivable has been serviced in conformity with all Applicable Laws, rules and regulation and in conformity with the Seller’s policies and procedures which are consistent with customary, prudent industry standards.

(xxvi)       No Consent. To the best of the Seller’s knowledge, no notice to or consent from any Obligor is necessary to effect the acquisition of the Receivables by the Purchaser or the Issuer or the pledge of the Receivables by the Issuer to the Indenture Trustee.

EXHIBIT B

FORM OF INVESTOR REPORT

Daimler Trucks Retail Trust 20__-_
Investor Report
Collection Period ended
Amounts in USD
Dates
Collection Period No.
Collection Period (from...to)
Determination Date
Record Date
Payment Date
Interest Period of the Class A-1[, A-2B] Notes (from...to)					Actual/360 Days
Interest Period of the A-2[A], A-3, A-4 [and B] Notes (from...to)					30/360 Days

Summary

	Initial Balance	Beginning Balance	Ending Balance	Principal Payment	Principal per $1000 Face Amount	Note Factor
Class A-1 Notes	$	$	$	$	$
Class A-2[A] Notes	$	$	$	$	$
[Class A-2B Notes	$	$	$	$	$]
Class A-3 Notes	$	$	$	$	$
Class A-4 Notes	$	$	$	$	$
[Class B Notes	$	$	$	$	$]
Total Note Balance	$	$	$	$

Overcollateralization	$	$	$

Pool Balance	$	$	$

	Amount	Percentage
Initial Overcollateralization Amount	$	%
Target Overcollateralization Amount	$	%
Current Overcollateralization Amount	$	%

	Interest Rate	Interest Payment	Interest per $1,000 Face Amount	Interest & Principal Payment	Interest & Principal Payment per $1000 Face Amount
Class A-1 Notes	%	$	$	$	$
Class A-2[A] Notes	%	$	$	$	$
[Class A-2B Notes	%	$	$	$	$]
Class A-3 Notes	%	$	$	$	$
Class A-4 Notes	%	$	$	$	$
[Class B Notes	%	$	$	$	$]
Total		$		$

Available Funds and Distributions

Principal Collections	$
Interest Collections	$
Net Liquidation Proceeds	$
Recoveries	$
Purchase Amounts	$
Advances made by the Servicer	$
Investment Earnings	$
Available Collections	$
Reserve Fund Draw Amount	$
Available Funds	$

Distributions
(1) Total Servicing Fee	$
Nonrecoverable Advances to the Servicer	$
(2) Total Trustee Fees and amounts owing to Asset Representation Reviewer (max. $_____________ p.a.)	$
(3) Interest Distributable Amount to Class A Notes	$
(4) Priority Principal Distributable Amount	$
(5) To Reserve Fund to reach the Reserve Fund Required Amount	$
(6) Regular Principal Distributable Amount	$
(7) Additional Servicing Fee and Transition Costs	$
(8) Total Trustee Fees and Asset Representation Reviewer fees [not previously paid under (2)]	$
(9) Excess Collections to Certificateholders	$
Total Distribution	$

Amounts in USD
Distribution Detail
	Due	Paid	Shortfall
Total Servicing Fee	$	$	$
Total Trustee Fees	$	$	$

Monthly Interest Distributable Amount	$	$	$
thereof on Class A-1 Notes	$	$	$
thereof on Class A-2[A] Notes	$	$	$
[thereof on Class A-2B Notes	$	$	$]
thereof on Class A-3 Notes	$	$	$
thereof on Class A-4 Notes	$	$	$
[thereof on Class B Notes	$	$	$]
Interest Carryover Shortfall Amount	$	$	$
thereof on Class A-1 Notes	$	$	$
thereof on Class A-2[A] Notes	$	$	$
[thereof on Class A-2B Notes	$	$	$
thereof on Class A-3 Notes	$	$	$
thereof on Class A-4 Notes	$	$	$
[thereof on Class B Notes	$	$	$]
Interest Distributable Amount Class A Notes	$	$	$
Interest Distributable Amount Class B Notes	$	$	$

Priority Principal Distributable Amount	$	$	$
Regular Principal Distributable Amount	$	$	$
Aggregate Principal Distributable Amount	$	$	$

Reserve Fund and Investment Earnings

Reserve Fund

Reserve Fund Required Amount	$

Reserve Fund Amount - Beginning Balance	$
plus top up Reserve Fund up to the Required Amount	$
plus Net Investment Earnings for the Collection Period	$
minus Net Investment Earnings	$
minus Reserve Fund Draw Amount	$
Reserve Fund Amount - Ending Balance	$

Reserve Fund Amount Deficiency	$

Investment Earnings

Net Investment Earnings on the Reserve Fund	$
Net Investment Earnings on the Collection Account	$
Investment Earnings for the Collection Period	$

Notices to Investors

Pool Statistics

Pool Data
	Amount	Number of Receivables
Cutoff Date Pool Balance	$________________	______

Pool Balance beginning of Collection Period	$
Principal Collections	$
Principal Collections attributable to Full Pay-offs	$
Principal Purchase Amounts	$
Principal Gross Losses	$
Total	$
Pool Balance end of Collection Period	$
Pool Factor %

	As of Cutoff Date	Current
Weighted Average Interest Rate	%	%
Weighted Average Number of Remaining Payments
Weighted Average Seasoning (months)

Delinquency Profile
	Amount	Number of Receivables	Percentage
Current	$		%
31-60 Days Delinquent	$		%
61-90 Days Delinquent	$		%
91-120 Days Delinquent	$		%
Total			$100%

Delinquency Trigger %

60+ Delinquency Receivables to EOP Pool Balance %
Delinquency Trigger occurred [No][Yes]

Loss Statistics
Current
Principal Gross Losses	$
Principal Net Liquidation Proceeds	$
Principal Recoveries	$

Losses	Current Amount	Current Number/Receivables	Cumulative Amount	Cumulative Number/Receivables
Principal Gross Losses	$		$
Principal Net Liquidation Proceeds	$		$
Principal Recoveries	$		$
Principal Gross Losses	$		$
Principal Net Liquidation Proceeds	$		$
Principal Recoveries	$		$
Principal Net Loss/(Gain)	$		$
Cumulative Principal Net Losses/(Gain)	$
Cumulative Principal Net Loss/(Gain) as % of Cutoff Date Pool Balance	%
Average Net Credit Loss/Gain	$

Historical Lifetime CPR, Loss Delinquencies
Total Pool
	Cumulative Loss		Delinquencies			Lifetime CPR
Pd.	Gross	Net	31-60	61-90	91+

APPENDIX A

APPENDIX A

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix, any agreement that incorporates this Appendix and to any certificate or other document made or delivered pursuant to any such agreement:

(a)          All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(b)          Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of such agreement, certificate or other document. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(c)          References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement. References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement. The term “or” means “and/or” and the term “including” means “including without limitation”.

(d)          The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)          Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix or in any other certificate or other document made or delivered pursuant to any such agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)           References to a Person are also to its permitted successors and assigns.

(g)          References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(h)          Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(i)           In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.

DEFINITIONS

“Account Collateral” means, with respect to each Account, such Account, together with all cash, securities, Financial Assets and investments and other property from time to time deposited or credited to such Account and all proceeds thereof, including, with respect to the Reserve Fund, the Reserve Fund Deposit and the Reserve Fund Amount.

“Accountants” means a firm of independent public accountants.

“Accounts” means the Collection Account, the Note Payment Account and the Reserve Fund.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Additional Servicing Fee” means, for any Collection Period, if a Successor Servicer is appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, the amount, if any, by which (i) the compensation payable to such Successor Servicer for such Collection Period exceeds (ii) the Monthly Servicing Fee for such Collection Period.

“Administration Agreement” means the Administration Agreement, dated as of [●], 20[__], among the Administrator, the Issuer, the Depositor and the Indenture Trustee.

“Administrator” means MBFS USA, in its capacity as administrator under the Administration Agreement, and its successors in such capacity.

“ADR Organization” means the American Arbitration Association or, if the American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of a dispute, another nationally recognized mediation or arbitration organization selected by the Servicer.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Advance” has the meaning specified in Section 4.06(a) of the Sale and Servicing Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Distributable Amount” means, with respect to any Payment Date, the Priority Principal Distributable Amount and the Regular Principal Distributable Amount.

“Amount Financed” means, with respect to any Receivable, the aggregate amount advanced under such Receivable representing the principal amount of such Receivable.

[“Applicable Anti-Money Laundering Law” means the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions.]

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Applicants” has the meaning specified in Section 3.07 of the Trust Agreement.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of [●], 20[__], among the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [●], a [●], in its capacity as Asset Representations Reviewer under the Asset Representations Review Agreement, and its successors in such capacity.

“Asset Representations Reviewer Fees” means all amounts due to the Asset Representations Reviewer pursuant to the Asset Representations Reviewer Agreement, including Review Fees and Annual Fees, on each Payment Date, and any previously accrued and unpaid fees.

“Authenticating Agent” means each Person appointed as an authenticating agent pursuant to Section 2.15 of the Indenture.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means, with respect to (i) the Issuer, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of officers delivered by the Owner Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), as well as the president, any Vice President, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Depositor and, for so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of authorized officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) any other Person, any president, Vice President, treasurer, assistant treasurer, secretary, assistant secretary or any other officer of such Person who customarily performs functions similar to those performed by any of the foregoing having direct responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Available Collections” means, for any Payment Date and the related Collection Period, the sum of (i) all Obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during such Collection Period after the Cutoff Date (other than amounts comprising the Supplemental Servicing Fee), (ii) all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables) and Recoveries received with respect to the Receivables during such Collection Period, (iii) interest and other income (net of losses and investment expenses) on amounts on deposit in the Reserve Fund and, in the event that collections on or in respect of the Receivables are required to be deposited by the Servicer into the Collection Account on a daily basis pursuant to Section 4.03 of the Sale and Servicing Agreement, the Collection Account, (iv) the aggregate Purchase Amounts deposited in the Collection Account on the related Deposit Date, (v) all prepayments received with respect to the Receivables and (vi) all Advances deposited into the Collection Account by the Servicer on the related Deposit Date; provided, however, that Available Collections shall not include any payments or other amounts (including Net Liquidation Proceeds and Recoveries) received with respect to any (a) Purchased Receivable, the Purchase Amount for which was included in Available Collections for a previous Payment Date and (b) Receivable to the extent that the Servicer has made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from payments in respect of such Receivable or other Receivables or other amounts pursuant to Section 4.07 of the Sale and Servicing Agreement.

“Available Funds” means, with respect to any Payment Date, the sum of (i) Available Collections and (ii) the Reserve Fund Draw Amount, if any.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. § 101 et seq.

“Basic Documents” means the Sale and Servicing Agreement, the Administration Agreement, the Indenture, the Note Depository Agreement, the Receivables Purchase Agreement, the Trust Agreement and the Asset Representations Review Agreement.

[“Benchmark” means (a) initially, LIBOR and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, the applicable Benchmark Replacement.]

[“Benchmark Determination Date” means (a) if the Benchmark is LIBOR, the LIBOR Determination Date, (b) if the Benchmark is Term SOFR, the date that is two Business Days before the first day of the applicable Interest Period, (c) if the Benchmark is Compounded SOFR, the date that is five Business Days before the last day of the applicable Interest Period and (d) if the Benchmark is any other rate, the date determined by the Issuer according to Section 8.06(a) of the Indenture.]

[“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(i)       the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(ii)      the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(iii)     the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; and

(iv)     the sum of (a) the alternate rate of interest that has been selected by the Issuer in its reasonable discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment.]

[“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(i)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(ii)      the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.]

[“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Benchmark Determination Date,” “Interest Period,” and “Reference Time,” the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary).]

[“Benchmark Replacement Date” means:

(i)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii)      in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on a Benchmark Determination Date, but earlier than the Reference Time for that Benchmark Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)       a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.]

“Benefit Plan” means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, that are not exempt under Section 4975(g) of the Code and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Michigan and the State in which the executive offices of the Indenture Trustee are located, are authorized by law, regulation or executive order to be closed.

“Certificate” means a certificate evidencing the undivided beneficial interest of a Certificateholder in the assets of the Issuer, substantially in the form attached to the Trust Agreement as Exhibit A.

“Certificate of Trust” means the Certificate of Trust substantially in the form of Exhibit B to the Trust Agreement filed for the Issuer pursuant to Section 3810(a)(1) of the Delaware Statutory Trust Act.

“Certificate Percentage Interest” means, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of the holder of such Certificate in the Issuer. The initial Certificate Percentage Interest held by the Depositor shall be 100%.

“Certificate Register” and “Certificate Registrar” shall have the respective meanings specified in Section 3.04(a) of the Trust Agreement.

“Certificateholder” means a Person in whose name a Certificate is registered on the Certificate Register.

“Certification Parties” means, collectively, the Certifying Person and the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates.

“Certifying Person” means an individual who signs the Sarbanes-Oxley Certification.

“Class” means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes [or the Class B Notes] as the context may require.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means [●], 20[__].

“Class A-1 Interest Rate” means [●]% per annum (computed on the basis of the actual number of days in the related Interest Period divided by 360).

“Class A-1 Notes” means $[●] aggregate principal amount of the Issuer’s [●] Class A-1 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-2 Notes” means the Class A-2A Notes and the Class A-2B Notes.

“Class A-2A Final Scheduled Payment Date” means [●], 20[__].

“Class A-2A Interest Rate” means [●]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2A Notes” means $[●] aggregate principal amount of the Issuer’s [●]% Class A-2A Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-2B Final Scheduled Payment Date” means [●], 20[__].

“Class A-2B Interest Rate” means LIBOR + [●]% per annum (computed on the basis of the actual number of days in the related Interest Period divided by 360).

“Class A-2B Notes” means $[●] aggregate principal amount of the Issuer’s LIBOR +[●]% Class A-2B Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Final Scheduled Payment Date” means [●], 20[__].

“Class A-3 Interest Rate” means [●]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Notes” means $[●] aggregate principal amount of the Issuer’s [●]% Class A-3 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Final Scheduled Payment Date” means [●], 20[__].

“Class A-4 Interest Rate” means [●]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Notes” means $[●]aggregate principal amount of the Issuer’s [●]% Class A-4 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class B Final Scheduled Payment Date” means [●], 20[__].

“Class B Interest Rate” means [●]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Notes” means $[●] aggregate principal amount of the Issuer’s [●]% Class B Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, which initially shall be DTC.

“Clearing Agency Custodian” means the Indenture Trustee, as custodian for the Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [●], 20[__].

“Code” means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, and established and maintained pursuant to Section 4.01(a) of the Sale and Servicing Agreement.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs).

“Commission” means the United States Securities and Exchange Commission.

[“Compounded SOFR” means, for any Interest Period, the compounded average, in arrears, of the SOFRs for each day of such Interest Period, as determined on the Benchmark Determination Date for such Interest Period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five Business Day suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period, such that the SOFR on the Benchmark Determination Date will apply for each day in the Interest Period following the Benchmark Determination Date) being established by the Issuer in accordance with:

(i)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; or

(ii)       if, and to the extent that, the Issuer determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Issuer in its reasonable discretion.]

“Control” has the meaning specified in Section 8-106 of the UCC.

“Controlling Class” means [the Class A Notes as long as any Notes of such Class are Outstanding, and thereafter, the Class B Notes] [the most senior class of Notes as long as any Notes of such Class are Outstanding, and thereafter, in order of seniority, each other Class of Notes, if any, as long as they are Outstanding.] [the Notes outstanding].

“Corporate Trust Office” means, with respect to

(i)       the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of the Indenture is located at:

[●]
[●]

Attention: Structured Finance/DTRT 20[__]-[_]
E-mail: [●]
Telephone: [●]
Telecopier: [●]

or at such other address as the Indenture Trustee may designate from time to time by written notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by written notice to the Noteholders and the Issuer and

(ii) the Owner Trustee, the principal corporate trust office of the Owner Trustee located at:

[●]

Attention: [●]
E-mail: [●]
Telephone: [●]
Telecopier: [●]

or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Servicer and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders, the Indenture Trustee, the Servicer and the Depositor.

[“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.]

“Cutoff Date” means the close of business on [●], 20[__], the date after which the Issuer will be entitled to receive all amounts related to the Receivables.

“Cutoff Date Pool Balance” means the aggregate Principal Balance of the Receivables as of the Cutoff Date, which is $[●].

“Daimler AG” means Daimler AG, a company organized under the laws of Germany.

“Daimler Retail Receivables” means Daimler Retail Receivables LLC, a Delaware limited liability company.

“Dealer” means the dealer of trucking and transportation equipment who sold an item of Financed Equipment and who originated and assigned the Receivable relating to such Financed Equipment to the Seller under an existing agreement between such dealer and the Seller.

“Dealer Agreement” means a credit facility entered into by the Seller and the borrower named therein for loans to be made from time to time to the borrower for the financing of the sale or leasing of trucking and transportation equipment by such borrower.

“Dealer Loan” means a loan made under a Dealer Agreement.

“Default” means any event that with notice or the lapse of time or both would become an Event of Default.

“Defaulted Receivable” means a Receivable as to which (i) any payment, or any part of any payment, due under such Receivable has become 120 days or more delinquent (whether or not the Servicer has repossessed the related Financed Equipment) or (ii) the Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that such Receivable is uncollectible; provided, however, that (a) a Receivable will not become a Defaulted Receivable until the last day of the Collection Period during which one of the foregoing events first occurs and (b) a Purchased Receivable will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means definitive, fully registered Notes issued pursuant to Section 2.12 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Delinquency Trigger” means, for any Collection Period, that the aggregate Principal Balance of Receivables that are more than 60 days Delinquent (but are not Defaulted Receivables) as a percentage of the Pool Balance as of the last day of the Collection Period exceeds [●]% [(a) [●]% for the first 12 Collection Periods following the Cutoff Date, (b) [●]% for the next 12 Collection Periods, (c) [●]% for the next 12 Collection Periods and (d) [●]% for the remaining Collection Periods that the Notes are Outstanding].

“Delinquent” means a Receivable on which 10% or more of a scheduled payment required to be paid by the Obligor is past due.

“Deposit Date” means, with respect to any Payment Date and the related Collection Period, the Business Day immediately preceding such Payment Date.

“Depositor” means Daimler Retail Receivables, in its capacity as depositor, and its successors in such capacity.

“Depositor Basic Documents” means the Basic Documents to which the Depositor is a party.

“Depositor Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of September 30, 2009, by MBFS USA, as member.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date, commencing on [●], 20[__].

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Eligible Deposit Account” means either (i) a segregated deposit account over which the Indenture Trustee or the Owner Trustee, as the case may be, has sole signature authority, maintained with an Eligible Institution meeting the requirements of clause (i) of the definition of the term “Eligible Institution” or (ii) a segregated trust account maintained with the trust department of an Eligible Institution meeting the requirements of clause (ii) of the definition of the term “Eligible Institution”, in each case bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders, the Noteholders or the Certificateholders, as the case may be.

“Eligible Institution” means (i) the corporate trust department of either Trustee or the Securities Intermediary (so long as such Trustee meets the qualifications set forth in Section 6.11 of the Indenture or Section 10.01 of the Trust Agreement, as applicable) or (ii) the corporate trust department of any other depository institution organized under the laws of the United States or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State qualified to take deposits and subject to supervision and examination by federal or State banking authorities (a) which at all times has either (1) a long-term unsecured debt rating of at least [“[●]” by [Rating Agency] or (2) a long-term unsecured debt rating, short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Investments” means, at any time, any one or more of the following obligations, instruments, investments and securities:

(i)          direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;

(ii)         demand deposits, time deposits, bankers’ acceptances or certificates of deposit of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c) at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have the Required Rating;

(iii)        repurchase obligations, having maturities of not more than 365 days, with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)        short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State; provided, however, that (a) such investment shall not have an ‘r’ highlighter affixed to its rating, and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change and (b) at the time of the investment, the short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such corporation) of such corporation shall have the highest rating from [Rating Agency];

(v)         commercial paper having maturities of not more than 365 days, at the time of the investment, with the highest rating from [Rating Agency]; provided, however, that such investment shall not have an ‘r’ highlighter affixed to its rating, and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change;

(vi)        guaranteed investment contracts issued by an insurance company or other corporation as to which the Rating Agency Condition shall have been satisfied;

(vii)       investments in money market funds having the highest rating from each Rating Agency [from each Rating Agency that rates such investment] (including funds for which either Trustee, the Servicer or any of their respective Affiliates is investment manager or advisor); and

(viii)      any other investment as to which the Rating Agency Condition shall have been satisfied; provided, however, that in no event shall any such investment have a long-term rating of less than [“[●]” by [Rating Agency];

provided, that each of the foregoing investments shall mature no later than the Deposit Date immediately following the Collection Period in which such investment was made, and shall be required to be held to such maturity; provided, further, that funds on deposit in the Reserve Fund may be invested only in cash and cash equivalents; provided, further, that the Indenture Trustee shall not be responsible for making determination as to whether a particular investment constitutes cash equivalent.

Notwithstanding anything to the contrary contained in this definition, (a) no Eligible Investment may be purchased at a premium and (b) no obligation or security shall be an “Eligible Investment” unless (i) the Indenture Trustee has Control over such obligation or security and (ii) at the time the Indenture Trustee first obtained Control or the Indenture Trustee became the Entitlement Holder with respect to such obligation or security, the Indenture Trustee did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC.

For purposes of this definition, any reference to the highest available credit rating of an obligation means the highest available credit rating for such obligation, or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Securities by such Rating Agency.

“Eligible Servicer” means a Person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000, (ii) is legally qualified, and has the capacity, to service the Receivables, (iii) has demonstrated the ability to service a portfolio of installment sales contracts and installment loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (iv) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement.

“Entitlement Holder” has the meaning specified in Section 8-102 of the UCC.

“Entitlement Order” has the meaning specified in Section 8-102 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Collections” means, with respect to any Payment Date, any Available Funds remaining after the distributions have been made pursuant to Section 2.08(a)(i) through (a)[(ix)] or Section 2.08(f)(i) through (f)[(vii)] of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K or Form 10-K required to be filed by the Depositor with respect to the Issuer under the Exchange Act.

“Executive Officer” means, with respect to any (i) corporation, limited liability company or depository institution, the chief executive officer, the chief operating officer, the chief financial officer, the president, any Vice President, the secretary or the treasurer of such entity and (ii) partnership, any general partner thereof.

“Expenses” means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable agent and legal fees and expenses (including legal fees and expenses in connection with enforcement of rights to indemnity)) of any kind and nature whatsoever.

“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof.

“FRBNY” means the Federal Reserve Bank of New York, and its successors.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

“Final Scheduled Payment Date” means the Class A-1 Final Scheduled Payment Date, the Class A-2A Final Scheduled Payment Date, the Class A-2B Final Scheduled Payment Date, the Class A-3 Final Scheduled Payment Date or the Class A-4 Final Scheduled Payment Date [or the Class B Final Scheduled Payment Date] as the context may require.

“Financed Equipment” means, with respect to any Receivable, the related new or used trucking and transportation equipment, together with all accessions thereto, securing the related Obligor’s indebtedness under such Receivable; provided, that, with respect to each Receivable represented by a Dealer Loan, the related Financed Equipment shall consist of the trucking and transportation equipment financed with the proceeds advanced under such Receivable as set forth under the terms of such Dealer Loan and the underlying receivable under which such advance is made but shall not include other equipment or collateral pledged under the related Dealer Agreement notwithstanding that the Dealer Loan is cross-collateralized with other loans advanced under such Dealer Agreement.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“First-Tier Assignment” means the first-tier assignment in substantially the form attached as Exhibit B to the Receivables Purchase Agreement.

“Form 10-D Disclosure Item” means, with respect to any Person, any event specified in Part I of Schedule C to the Sale and Servicing Agreement for which such Person is the responsible party, if such Person or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such event.

“Form 10-K Disclosure Item” means, with respect to any Person, (i) any Form 10-D Disclosure Item and (ii) any additional items specified in Part II of Schedule C of the Sale and Servicing Agreement for which such Person is the responsible party, or if such Person is the Indenture Trustee or the Owner Trustee, a Responsible Officer of such Person has actual knowledge of such event.

“Governmental Authority” means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means a Certificateholder or a Noteholder, as the context may require.

“Indemnified Parties” means the Owner Trustee and its officers, directors, successors, assigns, agents and servants.

“Indenture” means the Indenture, dated as of [●], 20[__], between the Issuer and the Indenture Trustee.

“Indenture Trustee” means [●], in its capacity as Indenture Trustee under the Indenture, and its successors in such capacity.

“Independent” means, with respect to any Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Servicer and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Seller, the Servicer or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Depositor, the Seller, the Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and acceptable to the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Initial Note Balance” means, as the context may require, with respect to (i) all of the Notes, $[●] or (ii) any Note, an amount equal to the initial denomination of such Note.

“Insolvency Event” means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition in bankruptcy; (iii) being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency Proceeding; (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (viii) below; (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person; (vii) the failure by such Person generally to pay its debts as such debts become due; (viii) the failure to obtain dismissal within 60 days of the commencement of any Proceeding against such Person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such Person or of such Person’s assets or any substantial portion thereof; and (ix) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insurance Proceeds” means proceeds paid by any insurer under insurance relating to a Receivable, the related Financed Equipment or otherwise released to the related Obligor to be applied to make payments of principal or interest on such Receivable in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Carryover Shortfall Amount” means, with respect to any Payment Date and a Class of Notes, the excess, if any, of the Interest Distributable Amount for that Class of Notes on the immediately preceding Payment Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that Class of Notes on that preceding Payment Date, plus, to the extent permitted by Applicable Law, interest on the amount of interest due but not paid to such Noteholders on that preceding Payment Date at the applicable Interest Rate for the related Interest Period.

“Interest Distributable Amount” means, with respect to any Payment Date and a Class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that Class of Notes for that Payment Date.

“Interest Period” means, with respect to any Payment Date and the (i) Class A-1 Notes and the Class A-2B Notes, the period from, and including, the prior Payment Date (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the current Payment Date and (ii) the Class A-2A Notes, Class A-3 Notes and the Class A-4 Notes [and the Class B Notes], the period from, and including, the [●] day of the prior calendar month (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the [●] day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2A Interest Rate, the Class A-2B Interest Rate, the Class A-3 Interest Rate and the Class A-4 Interest Rate [and the Class B Interest Rate], as applicable.

“Investor Report” means a report of the Servicer, delivered pursuant to Section 3.10 of the Sale and Servicing Agreement, substantially in the form of Exhibit B thereto.

“IRS” means the Internal Revenue Service.

“Issuer” means Daimler Trucks Retail Trust 20[__]-[_], a Delaware statutory trust, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Basic Documents” means the Basic Documents to which the Issuer is a party.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

“Item 1119 Party” means the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and any other material transaction party, as identified in Schedule B to the Sale and Servicing Agreement.

[“LIBOR” means with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on LIBOR Determination Date which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first Interest Period. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each such reference bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the [Indenture Trustee] (after consultation with the Depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for U.S. dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The reference banks will be the four major banks in the London interbank market selected by the [Administrator].]

“LIBOR Determination Date” means, with respect to the Interest Period (i) relating to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) for any other Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

“Lien” means any security interest, lien, claim, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics’ or materialmen’s liens, judicial liens and any other liens that may attach to an item of Financed Equipment by operation of law.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company.

“Monthly Interest Distributable Amount” means, with respect to any Payment Date and any Class of Notes, the interest due on that Class of Notes for the related Interest Period calculated based on the Interest Rate for that Class of Notes for such Interest Period and the principal amount of that Class of Notes on the preceding Payment Date, after giving effect to all payments of principal on such Class of Notes on or prior to that Payment Date, or, in the case of the first Payment Date, on the original principal amount of that Class of Notes as of the Closing Date.

“Monthly Payment” means, with respect to any Receivable, the amount of each fixed monthly payment payable to the obligee under such Receivable in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, extension fees, Prepayment fees or similar items, including items that are allocable to the Supplemental Servicing Fee.

“Monthly Remittance Condition” means that (i) MBFS USA, or its successor, is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG, (ii) there exists no Servicer Termination Event and (iii)  [Daimler AG’s][MBFSUSA’s] [short-term unsecured] debt is rated at least [“[●]” by [Rating Agency].

“Monthly Servicing Fee” means, for any Collection Period, the fee payable to the Servicer on the related Payment Date for services rendered during such Collection Period, which is equal to the product of [1/12 of 1.00% (or 1/6 of 1.00%] in the case of the first Payment Date) and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Payment Date).

“Monthly Trustee Fees” means the monthly fees, expenses and indemnification amounts payable in accordance with the Basic Documents to the Trustees on each Payment Date for the related Collection Period for performing their respective obligations under the Basic Documents.

“Net Liquidation Proceeds” means (i) all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus (ii) the sum of (a) expenses incurred by the Servicer in connection with the repossession and disposition of the related Financed Equipment (to the extent not previously reimbursed to the Servicer) and (b) all payments required by Applicable Law to be remitted to the related Obligor.

“Net Losses” means, with respect to any Collection Period, the difference (which may be positive or negative) of (i) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and (ii) the aggregate Net Liquidation Proceeds and Recoveries received by the Servicer during such Collection Period.

“Nonrecoverable Advance” means an Advance which the Servicer determines in its sole discretion is non-recoverable from payments made on or in respect of the related Receivable.

“Note Balance” means, at any time, the aggregate principal amount of all Notes that are Outstanding at such time or the aggregate principal amount of all Notes of the Controlling Class or a particular Class that are Outstanding at such time, as the context requires.

“Note Depository Agreement” means the agreement, dated the Closing Date, between the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

“Note Factor” means, with respect to each Class of Notes as of any Payment Date, a four or more digit decimal figure equal to (i) the product of (a) the Note Balance of such Class of Notes as of such Payment Date (after giving effect to any reductions thereof to be made on such Payment Date) and (b) 1.000000, divided by (ii) the original principal amount of such Class of Notes.

“Note Owner” means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Payment Account” means the account designated as such, and established and maintained pursuant to Section 4.01(a) of the Sale and Servicing Agreement.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.05(a) of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Noteholder FATCA Information” means, with respect to any Noteholder or holder of an interest in a Note, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means a correct, complete and properly executed U.S. IRS Form W-9 or applicable Form W-8 (with appropriate attachments), or any successor form, as applicable.

“Notes” means the Class A Notes [and the Class B Notes].

“Obligor” means, with respect to (i) any Receivable other than a Dealer Loan, the purchaser or co-purchasers of the related Financed Equipment purchased in part or in whole by the execution and delivery of a Receivable, (ii) any Receivable represented by a Dealer Loan, the borrower under the related Dealer Agreement or (iii) in each case, any other Person who owes or may be liable for payments under such Receivable.

“Officer’s Certificate” means, with respect to the Depositor, the Servicer or any other entity, a certificate signed by an Authorized Officer of the Depositor, the Servicer or such other entity, as the case may be.

“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in a Basic Document, be an employee of or counsel to MBFS USA, the Depositor or any of their respective Affiliates and, in the case of an opinion of counsel to be delivered to a party to the Basic Documents or another entity, (i) is delivered by counsel reasonably acceptable to the related recipient and (ii) is addressed to such recipient.

“Optional Purchase” means the exercise by the Servicer of its option to purchase all remaining Receivables from the Issuer on any Payment Date following the last day of a Collection Period as of which the Note Balance of the Notes is [5]% or less of the Initial Note Balance.

“Original Trust Agreement” means the Trust Agreement, dated as of [●], as amended on [●], 20[__], in each case between the Depositor and the Owner Trustee, pursuant to which the Issuer was created.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)          Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)         Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

(iii)        Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates.

“Owner Trust Estate” means the $1 capital contribution from the Depositor and the Trust Property.

“Owner Trustee” means [●], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor in such capacity.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards specified in Section 6.11 of the Indenture and is authorized by the Issuer to make or cause to be made payments to and distributions from the Collection Account, the Note Payment Account and the Reserve Fund, including payments of principal or interest on the Notes or the Certificates on behalf of the Issuer. The Indenture Trustee shall be the initial Paying Agent.

“Payment Date” means the date on which the Issuer will pay interest and principal on the Notes, which will be the [●] day of each month or, if any such day is not a Business Day, the next Business Day, commencing [●], 20[__].

“Permitted Lien” means, with respect to any Receivable or Financed Equipment, any tax lien, mechanics’ lien or lien that attaches to a Receivable or Financed Equipment by operation of law and arises solely as a result of an action or omission of the related Obligor.

“Performance Certification” means each certification delivered to the Certifying Person pursuant to Section 9.06 of the Sale and Servicing Agreement.

“Person” means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Personally Identifiable Information” has the meaning stated in the Asset Representations Review Agreement.

“Plan Asset Regulation” means 29 C.F.R. Section 2510.3-101 issued by the United States Department of Labor, as modified by Section 3(42) of ERISA.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables as of such date; provided, however, that if the Receivables are purchased by the Servicer pursuant to Section 8.01(a) of the Sale and Servicing Agreement or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.04 of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment” means any prepayment, whether in part or in full, in respect of a Receivable.

“Principal Balance” means, with respect to any Receivable as of any date, the Amount Financed under such Receivable minus the sum of (i) that portion of all Monthly Payments actually received on or prior to such date allocable to principal using the Simple Interest Method and (ii) any Prepayment applied to reduce the unpaid principal balance of such Receivable; provided, however, that the Principal Balance of a (a) Defaulted Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and (b) Purchased Receivable shall be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of the Note Balance of the Class A Notes as of such Payment Date (before giving effect to any payments made to Noteholders on that Payment Date) over the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Priority Principal Distributable Amount for each Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes will not be less than the amount that is necessary to reduce the outstanding principal balance of such Class of Notes to zero.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus, dated [●], 20[__], relating to the initial offer and sale of the Notes.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Provided Information” means, with respect to (i) the Indenture Trustee, the Servicing Criteria Assessment provided under Section 9.05 of the Sale and Servicing Agreement by or on behalf of the Indenture Trustee and (ii) the Servicer, the information provided pursuant to Sections 3.11 and 3.12 of the Sale and Servicing Agreement, by or on behalf of the Servicer.

“PTCE” means Prohibited Transaction Class Exemption.

“PTCE 95-60” means Prohibited Transaction Class Exemption 95-60.

“Purchase Amount” means, for a Receivable, an amount equal to the sum of (i) the Principal Balance of such Receivable plus (ii) the amount of accrued but unpaid interest on such Principal Balance at the related stated rate of interest to the last day of the Collection Period of repurchase or purchase.

“Purchased Receivable” means a Receivable purchased or repurchased, as applicable, as of the last day of a Collection Period as to which payment of the Purchase Amount has been made by the Servicer pursuant to Section 3.03, 3.08 or 8.01 of the Sale and Servicing Agreement or by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of the Receivables Purchase Agreement.

“Purchaser” means Daimler Retail Receivables, in its capacity as purchaser of the Receivables under the Receivables Purchase Agreement, and its successors in such capacity.

“Purchaser Basic Documents” means the Basic Documents to which the Purchaser is a party.

“Rating Agency” means [●] or [●]; provided, however, that if either of [●] or [●] cease to exist, Rating Agency shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Issuer to replace such Person, written notice of which designation shall have been given to the Depositor, the Servicer and the Trustees.

“Rating Agency Condition” means with respect to any action and each Rating Agency, either (i) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes or (ii) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes.

“Receivable” means each installment sale contract or loan identified on the Schedule of Receivables.

“Receivable Files” has the meaning specified in Section 2.06 of the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of [●], 20[__], between the Seller and the Purchaser.

“Receivables Purchase Price” means the amount set forth with respect to such price in Section 2.02 of the Receivables Purchase Agreement.

“Record Date” means, with respect to (i) the Certificates and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date and (ii) the Notes and any Payment Date or Redemption Date, the close of business on the Business Day preceding such Payment Date or Redemption Date; provided, however, that if Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, Record Date shall mean, with respect to any Payment Date or Redemption Date, the last day of the preceding Collection Period.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, (i) all amounts received by the Servicer from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus (ii) the sum of (a) expenses incurred by the Servicer in connection with the repossession and disposition of the related Financed Equipment (to the extent not previously reimbursed to the Servicer) and (b) all payments required by Applicable Law to be remitted to the related Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer pursuant to such Section.

“Redemption Price” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon through the related Interest Period at the related Interest Rates.

“Reference Time” means, for an Interest Period, (a) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date, and (b) if the Benchmark is a rate other than LIBOR, the time on the Benchmark Determination Date determined by the Issuer according to Section 8.06(a) of the Indenture.

“Regular Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Note Balance of the Notes on that Payment Date (before giving effect to any payments of principal made to Noteholders on that Payment Date) and (ii) an amount equal to the amount, if any, by which the Note Balance of the Notes on that Payment Date (before giving effect to any payments of principal made to Noteholders on that Payment Date) exceeds the excess, if any, of the Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount, less the amount of any Priority Principal Distributable Amount.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means 17 C.F.R. 246.1, et seq. implementing the credit risk retention requirements of Section 15G of the Exchange Act.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY, or any successor thereto.

“Reportable Event” means any event required to be reported on Form 8-K, including each event specified on Part III of Schedule C (i) for which such Person is the responsible party and (ii) of which such Person (or in the case of the Indenture Trustee, as Responsible Officer of such Person) has actual knowledge.

“Representatives” means [●], [●] and [●], each in its capacity as representative of the Underwriters.

“Repurchase Request” means a request by a Requesting Party to the Seller to repurchase a Receivable due to an alleged breach of a representation and warranty set forth in Section 3.03 of the Receivables Purchase Agreement and Exhibit A of the Sale and Servicing Agreement.

“Requesting Party” means the Issuer, the Owner Trustee, the Indenture Trustee (acting at the direction of the Noteholders or Note Owners in accordance with Section 3.17(a) of the Sale and Servicing Agreement), any Noteholder or a Note Owner who provides to the requested party a written certification stating that such Noteholder is an owner of a Note or such Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, in each case reasonably satisfactory to the requested party.

“Required Payment Amount” has, with respect to each Payment Date, the meaning specified in Section 4.08(a)[(vii)] of the Sale and Servicing Agreement.

“Required Rating” means, with respect to any entity, that the short-term credit rating of such entity is rated [“[●]” by [Rating Agency].

“Reserve Fund” means the account designated as such, and established and maintained pursuant to Section 4.01(a) of the Sale and Servicing Agreement.

“Reserve Fund Amount” means, with respect to any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Fund on such Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Payment Date (or, in the case of the first Payment Date, the Closing Date), including all interest and other investment earnings (net of losses and investment expenses) earned on such amount on deposit therein during the related Collection Period.

“Reserve Fund Deficiency” means, as of any date, the excess of the Reserve Fund Required Amount over the Reserve Fund Amount.

“Reserve Fund Deposit” means an amount equal to $[●] (i.e., [●]% of the Cutoff Date Pool Balance).

“Reserve Fund Draw Amount” means, with respect to any Payment Date and the related Collection Period, the lesser of (i) the amount, if any, by which the Required Payment Amount exceeds Available Collections and (ii) the Reserve Fund Amount (before giving effect to any deposits to or withdrawals from the Reserve Fund on such Payment Date)[; provided, however, that the Reserve Fund Draw Amount shall equal the Reserve Fund Amount if (a) the sum of Available Collections and the Reserve Fund Amount equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts required to be paid to the Servicer and the Trustees on such Payment Date or (b) on the last day of such Collection Period the Pool Balance is zero and final distributions have been made to the Certificateholders].

“Reserve Fund Property” means the Reserve Fund and all amounts, securities, investments, Financial Assets and other property deposited in or credited to the Reserve Fund.

“Reserve Fund Required Amount” means, for (i) any Payment Date on which the Note Balance is greater than $0, $[●] (i.e., [●]% of the [Cutoff Date] Pool Balance) or (ii) if the Notes have been paid in full and final distributions have been made to the Certificateholders, $0.

“Responsible Officer” means, in the case of (i) the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture, including any principal, managing director, president, Vice President, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Issuer and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Procedures to be Performed” in Schedule A of the Asset Representations Review Agreement for each Review Asset as further described in Section 3.03 thereof.

“Review Assets” means those Receivables identified by the Servicer pursuant to Section 3.16 of the Sale and Servicing Agreement as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice according to Section 3.01 of the Asset Representations Review Agreement.

“Review Notice” means the notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.02 of the Indenture.

“Review Report” has the meaning stated in Section 3.04 of the Asset Representations Review Agreement.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of [●], 20[__], among the Issuer, the Depositor, the Seller and the Servicer.

“Sarbanes-Oxley Certification” means the certification concerning the Issuer, to be signed by an officer of the Servicer or the Depositor and submitted to the Commission pursuant to the Sarbanes-Oxley Act of 2002.

“Schedule of Receivables” means the schedule of Receivables attached as Schedule A to the Receivables Purchase Agreement.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities” means the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.

“Securities Intermediary” means [the Indenture Trustee] in its capacity as “Securities Intermediary” under the Indenture.

“Securitization Transaction” means any transaction involving a sale or other transfer of receivables directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated asset-backed securities.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Securityholders” means the Noteholders and the Certificateholders.

“Seller” means MBFS USA, in its capacity as seller of the Receivables under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as the case may be, and its successors in such capacity.

“Seller Basic Documents” means the Basic Documents to which the Seller is a party.

“Servicer” means MBFS USA, in its capacity as Servicer under the Sale and Servicing Agreement, and its successors in such capacity.

“Servicer Basic Documents” means the Basic Documents to which the Servicer is a party.

“Servicer Termination Event” has the meaning specified in Section 7.01 of the Sale and Servicing Agreement.

“Servicer Termination Notice” means a notice given to the Servicer pursuant to Section 7.01 of the Sale and Servicing Agreement terminating all rights and obligations of the Servicer under the Sale and Servicing Agreement, other than the indemnification obligations of the Servicer under Section 6.02 of the Sale and Servicing Agreement, which shall survive such termination.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Criteria Assessment” means a report of the Indenture Trustee’s assessment of compliance with the applicable Servicing Criteria during the immediately preceding calendar year, as set forth under Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122 of Regulation AB.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers attached to an Officer’s Certificate furnished on the Closing Date to the Trustees by the Servicer, as such list may be amended from time to time by the Servicer in writing.

“Similar Law” means any United States federal, State or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of allocating a fixed level payment between principal and interest, pursuant to which a portion of such payment is allocated to interest in an amount equal to the product of the stated interest rate of the related Receivable multiplied by the unpaid Principal Balance of such Receivable multiplied by the period of time (expressed as a fraction of a year, based on either the actual number of days in the applicable calendar month and a 365-day year or a 30-day month and a 360-day year, as applicable) elapsed since the preceding payment was made and the remainder of such payment is allocated to principal.

“Simple Interest Receivable” means any Receivable under which each payment is allocated between principal and interest in accordance with the Simple Interest Method.

[“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.]

“State” means any of the 50 states of the United States or the District of Columbia.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement.

“Supplemental Servicing Fee” means the sum of (i) all extension fees charged in connection with extensions of Receivables and (ii) any administration fees and charges and all late payment fees, Prepayment fees, returned instrument or automatic clearing house transaction charges, purchase option fees, service fees, disposition fees, termination fees and any similar charges actually collected (from whatever source) on the Receivables.

“Target Overcollateralization Amount” means, with respect to any Payment Date, $[●] (i.e., [●]% of the [Cutoff Date] Pool Balance).

[“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.]

“Test Complete” has the meaning stated in Section 3.03(c) of the Asset Representations Review Agreement.

“Test Fail” has the meaning stated in Section 3.03(a) of the Asset Representations Review Agreement.

“Test Pass” has the meaning stated in Section 3.03(a) of the Asset Representations Review Agreement.

“Total Servicing Fee” means, for any Collection Period and the related Payment Date, the sum of (i) the Monthly Servicing Fee for such Collection Period and (ii) all accrued but unpaid Monthly Servicing Fees for one or more prior Collection Periods.

“Total Trustee Fees” means, for any Collection Period and the related Payment Date, with respect to each of the Trustees, the sum of (i) the Monthly Trustee Fees for such Collection Period and (ii) all accrued but unpaid Monthly Trustee Fees for the previous Collection Period.

“Transfer” means a sale, transfer, assignment, participation, pledge or other disposition of a Certificate.

“Transition Costs” means the reasonable costs and expenses (including reasonable attorneys’ fees but excluding overhead) incurred or payable by the Successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Receivable Files or any amendment to the Sale and Servicing Agreement required in connection with the transfer of servicing.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary Treasury Regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of [●], 20[__], between the Depositor and the Owner Trustee.

“Trust Estate” means all money, instruments, rights, and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided in the Indenture.

“Trust Property” means, as of any date, the Receivables and other property related thereto sold, transferred, assigned and conveyed to the Issuer pursuant to Section 2.01(a) of the Sale and Servicing Agreement.

“Trustee” means either the Owner Trustee or the Indenture Trustee, as the context requires.

“Trustees” means the Owner Trustee and the Indenture Trustee.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

[“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

“Underwriters” mean the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated [●], 20[__], among the Depositor, MBFS USA and the Representatives.